As filed with the Securities and Exchange Commission on January 10, 2003


                                PACIFIC CMA, INC.



                           Registration No. 333-100045

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PACIFIC CMA, INC.
                 (Name of small business issuer in its charter)



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

         Colorado                             4299                               84-1475073
(State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer Identification
 incorporation or organization)     Classification Code Number)                    Number)

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                              4750 Table Mesa Drive
                                   Boulder, CO
                                      80305
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (303) 494-3000

                       c/o AGI Logistics (Hong Kong) Ltd.
                          Unit D, 11/F, Garment Center,
                            576-586 Castle Peak Road,
                            Cheung Sha Wan, Kowloon,
                                    Hong Kong

                     c/o Airgate International Corporation.
                             153--04 Rockaway Blvd,
                                 NY 11434, USA.

 (Address of principal place of business or intended principal place of business)

                             Marshall J Gluck, Esq.
               Robinson Brog Leinwand Greene Genovese & Gluck P.C.
                           1345 Avenue of the Americas
                            New York, New York, 10105

            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. *[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b), under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering [ ].

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction "G", check the following box. *[ ]

                         CALCULATION OF REGISTRATION FEE



   Title of each class of           Proposed maximum           Amount of
securities to be registered         aggregate offering(1)     registration fee
                                         price

Common stock, no par value           $  4,500,000                  $276




(1) Estimated solely for the purpose of completing the registration fee pursuant to Rule 457 (0)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY PACIFIC CMA'S EFFECTIVE DATE. THIS IS APPLICAPLE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                  SUBJECT TO COMPLETION DATED JANUARY[ ], 2003


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                Pacific CMA, Inc.



                         Maximum Offering of $2,400,000
                          Minimum Offering of $400,000

           Offering Price: $0.80 per share of common stock

We are offering 500,000 shares minimum ($400,000 of gross proceeds) and 3,000,000 shares maximum ($2,400,000 of gross proceeds) on a "self-underwritten" basis directly through our officers and directors, who will not receive any commissions or other remuneration for selling shares. We may also offer the shares through brokers or sales agents, who may receive compensation in the form of commissions, which total commissions will not exceed 10% of the selling price of the shares.

All funds will be held in escrow in an account with Key Bank National Association, Cherry Creek Branch, 3300 E, First Avenue, Denver, Colorado 80206, Account No.[ ] until at least 500,000 shares are sold, at which time the initial closing of the sale of shares under this Prospectus will occur and the funds will be delivered to Pacific CMA. If the initial closing does not occur by 90 days from the effective date of this registration statement, we may extend the offering date for an additional 90 days until ___________. If this threshold is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned, without interest or deduction. Subscribers will have no right to the return of their funds during the term of the escrow. Following the initial closing of the sale of the minimum number of shares, we may continue to offer the remaining shares on the same terms as set forth in this Prospectus until [ ], on which date the offering will terminate.
   Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "PCCM." On January 6, 2003, the last reported sale price of our common stock on the OTC Bulletin Board was $0.51 per share. It is estimated that the offering price will range from $0.80 to $1.50 per share. Unless otherwise indicated, all information herein assumes our offering price of $0.80 per share.


The common stock offered involves a high degree of risk. We refer you to "Risk Factors," beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



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                                Price to Public               Underwriting Discounts and     Proceeds To Pacific CMA,
                                                              Commissions (1                 Inc. (2)

                                -------------------------------------------------------------------------------------------



Per Share                                               $0.80                          $0.08                         $0.54
Total Minimum Offering                               $400,000                        $40,000                      $270,000
Total Maximum Offering                             $2,400,000                       $240,000                    $2,070,000

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(1) Assumes total commissions to be paid to be equal to 10% of the selling price of the shares.
(2) The proceeds to us before the payment of certain expenses in connection with this offering is estimated at approximately $90,000 .

                     The date of this prospectus is [ ] 2003

                                Table of Contents


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PROSPECTUS SUMMARY----------------------------------------------------------------------------------- 5


RISK FACTORS----------------------------------------------------------------------------------------- 7


USE OF PROCEEDS-------------------------------------------------------------------------------------  14


PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY-----------------------------------------------------  15


SELECTED HISTORICAL FINANCIAL INFORMATION-----------------------------------------------------------  16


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS-------------------  18


BUSINESS--------------------------------------------------------------------------------------------  21


MANAGEMENT------------------------------------------------------------------------------------------  26


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS------------------------------------------------------  30


DESCRIPTION OF PACIFIC CMA CAPITAL STOCK------------------------------------------------------------  32


INDEX TO FINANCIAL STATEMENTS-----------------------------------------------------------------------  35


INDEPENDENT AUDITORS REPORT-------------------------------------------------------------------------  36

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

                               PROSPECTUS SUMMARY

This summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, which contains more detailed information with respect to each of the matters summarized in this prospectus as well as other matters not covered in the summary. All prospective investors should carefully review the entire contents of the prospectus and the exhibits attached hereto, individually and with their own tax, legal and business advisors. This summary discusses all material factors necessary to make an informed investment decision. Unless otherwise noted, all currency references herein are in United States dollars.

                                   OUR COMPANY


We are a global, non-asset based logistics/freight forwarder providing supply chain logistics services. We coordinate the shipping and the storage of raw materials, supplies, components and finished goods by air, sea, river, rail and road. We are capable of handling all types of cargo including garments on hangers, refrigerated cargo, hazardous materials as well as perishable goods. We derive most of our revenue from airfreight and ocean freight forwarding services for which we are paid on a transactional basis. Currently, we maintain approximately 128 cargo agents located in 68 countries and 161 cities serving major gateways worldwide.




In August 2000, we acquired all of the issued and outstanding common stock of AGI Logistics (Hong Kong) Ltd. On April 30, 2002 we acquired 81% of the outstanding common stock of Airgate International Corporation. Our business is conducted primarily thought these subsidiaries.

We are incorporated in Colorado. Our principal offices are located at 153-04 Rockaway Blvd., Jamaica, NY, 11434 , Tel. (718) 949 9700and Unit d, 11/F., Garment Centre, 576-586 Castle Peak Road, Cheung Sha Wan, Kowloon, Hong Kong, Tel. (852) 2953 0288. Our web sites are: www.PacificCMA.com, www.agihk.com and www.airgatecorp.com. Information on our website does not constitute part of this prospectus.

                                  THE OFFERING




Common Stock offered             A minimum of 500,000 and
                                 A  maximum of 3,000,000 shares

Common Stock to be outstanding after the offering: 22,922,450 shares if the minimum number of shares is sold and 25,422,450 shares if the maximum number of shares is sold.



Use of proceeds                  We expect to use the net proceeds from this
                                 offering for (i) establishment of offices (ii)
                                 Upgrade information technology system and (iii)
                                 Working capital and other general corporate purposes. See "Use of Proceeds"


OTCBB Symbol                    PCCM




The number of shares to be outstanding after the offering excludes 200,000 shares of common stock issuable upon the exercise of options outstanding as of January 6, 2003 under our 2000 stock plan and 2,000,000 shares of common stock reserved for future grantissuance under this plan and similar arrangements



Type of Offering                                 Self-directed offering by our
                                                 directors and officers, who
                                                 will not receive any
                                                 commissions or other
                                                 remuneration for selling
                                                 shares.


                                                 We may also offer the shares
                                                 through brokers or sales
                                                 agents, who may receive
                                                 compensation in the form of
                                                 commissions, which total
                                                 commissions will not exceed 10%
                                                 of the selling price of the
                                                 shares.


                                                 The offering will commence
                                                 promptly after the
                                                 effectiveness of the
                                                 registration statement of which
                                                 this prospectus is a part, and
                                                 will be made on a continuous
                                                 basis for a period of 90 days,
                                                 unless extended by us in our
                                                 discretion, for up to an
                                                 additional 90 days. The
                                                 offering may be terminated by
                                                 us earlier if we sell all of
                                                 the shares being offered or we
                                                 decide to cease selling
                                                 efforts.

                                  RISK FACTORS


The following risk factors should be considered carefully in evaluating the purchase of our common stock. A purchase of the common stock is speculative in nature and involves numerous risks. A purchase of the common stock should not be made by any person who cannot afford to lose the entire amount of his investment.


RISKS RELATING TO THIS INDUSTRY


Our industry is very competitive and we may not be able to compete effectively

The freight forwarding industry is highly competitive consisting of many global non-asset based transportation and logistics companies such as Expeditors, UTi Worldwide Inc., EGL, Inc., Speedmark and Baltrans Ltd. Many of our competitors have substantially greater financial, marketing and other resources than we have. This will allow them to better withstand an economic downturn, attract customers with a greater volume of shipping needs and obtain better economies of scale than we can obtain. Customers routinely require competitive bidding from a number of competitors. Depending on the location of the customer and the scope of services requested, we must compete against both the niche players and larger entities. Competitive rate pressure may materially and adversely affect our profitability.


RISKS RELATING TO THIS COMPANY

We are dependent on third parties for equipment and services essential to operate our business and we could lose customers and revenues if we fail to secure such equipment and services.


We rely on third parties to transport the freight we have agreed to forward. Thus our ability to forward this freight and the costs we incur in connection therewith is dependent on our ability to find shippers willing to ship such freight and at favorable prices. This in turn, depends on a number of factors beyond our control, including availability of cargo space (which depends on the season of the shipment, the shipment's transportation lane, the number of transportation providers and availability of equipment). An increase in the cost of cargo space, due to shortages in supply, increases in fuel cost or other factors, would increase our costs and reduce profits, especially, as has occurred in the past, if we are unable to pass the full amount of increased transportation costs to the customer.

We also rely extensively on the services of independent cargo agents (who may also be providing services to our competitors) to provide various services including consolidating and deconsolidating various shipments. Although we believe our relationships with our cargo agents are satisfactory we may not be able to maintain these relationships. If we are unable to maintain these relationships or develop new relationships, our service levels, operating efficiency and future freight volumes may be adversely effected.

We may face competition from our cargo agents and employees.

Our agents and employees, some of whom are integral to maintaining and developing our relationships with certain key customers or for providing services at strategic locations, because they have had the opportunity to develop a relationship with our customers and otherwise gained important information regarding our business practices, they may be able to compete with us with respect to such customer's business.


We are subject to international economic and political risks, over which we have little or no control.


A significant portion of our business is providing services between continents, particularly between North America and Asia. Further, a significant subsidiary of ours, AGI, conducts operations in the Far East, including The People's Republic of China and Hong Kong. Doing business outside the United States subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter out business practice in time to avoid the adverse effect of any of these changes.


We may be unable to adapt to the challenges posed by competing in a changing international environment

A significant portion of our business is providing services between continents, particularly between North America and Asia. Further, a subsidiary of ours, AGI, conducts operations in the Far East, including The People's Republic of China and Hong Kong. Doing business outside the United States subjects us to various challenges, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these challenges and may be unable to anticipate and/or adopt to changes in international economic and political conditions and, therefore, may be unable to avoid the adverse effect of any of these changes.

The political uncertainty in Hong Kong and the Peoples Republic of China makes it difficult to develop any long range business planning.

The transition of Hong Kong from Great Britain to China has resulted in uncertainty regarding the extent to which China intends to impose enforce its laws and business practices in Hong Kong. In addition, China itself is just beginning to open its doors to foreign businesses and private ownership of companies and businesses within China. There is no guarantee that China will continue these progressive reforms or that they will keep the ones they have. Further, there is no guarantee that China will permit Hong Kong to continue as a semi-independent entity. AGI relies heavily on business to and from China and Hong Kong. Any change in the political climate in this region may make it more difficult for us to continue operations in such region.


If relations between the United States and China worsen, investors may be unwilling ot hold or buy stock in our company and our stock price may decrease

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our investment in that country.

Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment.

A lack of adequate remedies and impartiality under the Chinese legal system may adversely impact our ability to do business and to enforce the agreements to which we are a party.

We periodically enter into agreements governed by Chinese law. Our business would be materially and adversely affected if these agreements are not respected. In the event of a dispute, enforcement of these agreements in China could be extremely difficult. Unlike the United States, China has a civil law system based on written statutes in which judicial decisions have little precedential value. The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, the government's experience in implementing, interpreting and enforcing these recently enacted laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is uncertain. Furthermore, enforcement of the laws and regulations may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. These uncertainties could limit the protections that are available to us.

Fluctuations in exchange rates could adversely affect our results of operations and financial condition.

Though we use the United States dollar for financial reporting purposes, many of the transactions effected by our subsidiary AGI, are denominated in Hong Kong dollars. Although the value of Hong Kong dollar is currently pegged to United States dollar, no assurance can be given that such currencies will continue to be linked, and that if such link is terminated, the exchange rate of the Hong Kong dollar may fluctuate wildly against the U.S. dollar. Because we do not currently engage in hedging activities to protect against foreign currency risks and even if we chose to engage in such hedging activates, we may not be able to do so effectively, future movements in the exchange rate of the Hong Kong dollar could have an adverse effect on our results of operations and financial condition.

Our business is seasonal and cyclical and our operating results and financial condition may therefore fluctuate.


Our business, as is true generally in the freight forwarding industry, is seasonal; the first quarter of the calendar year has traditionally been the weakest and the third and fourth quarters have traditionally been the strongest. Significant portions of our revenues are derived from customers in industries such as apparel and hair product industries, whose shipping patterns are tied closely to consumer demand. To the extent that the principal industries we serve experience cyclical fluctuations, our operating results will be affected by such cyclically.


The loss of key personnel may impede our ability to compete effectively.

Our success is dependent on the efforts of Alfred Lam, Scott Turner and Kaze Chan who serve as our Chairman, President and Executive Vice President, respectively. We do not maintain key person life insurance on these individual(s). In addition, there is significant competition for qualified personnel in our industry and there can be no assurance that we will be able to continue to attract and retain the necessary personnel. We are dependent on retaining our current employees, many of whom have developed relationships with representatives of carriers and customers, relationships which are especially important in a non-asset based logistics provider such as Pacific. Loss of these relationships could have a material adverse effect on our profitability.

Our freight forwarding income could be reduced by the loss of major customers.

One client accounted for 17% and 14% of our freight forwarding income for the three and nine months ended September 30, 2002, and another two clients accounted for five percent and six percent, respectively, for our revenues for the three months ended September 30, 2002. The loss of one or more of our major customers could have a material adverse effect on our freight forwarding income, business and prospects.

We are dependent on certain transportation providers to provide shipping services on our behalf and the loss of such providers may reduce our ability to compete.

Two transportation providers accounted for approximately 20% and 16%, respectively, of our shipping activities for the year ended December 31, 2001. Because we are generally able to negotiate more favorable shipping rates as a result of shipping a greater volume of product with a limited number of transportation providers, the loss of one or more of these providers could result in an increase in our cost of freight forwarding.

If we choose to grow through acquisitions, we may be unable to identify, make and successfully integrate acquisitions adversely affecting our profitability.


We may choose to grow through one or more acquisitions, to maintain or improve our competitive position in the industry, which rewards economies of scale.

Identifying, acquiring and integrating businesses requires substantial management, financial and other resources and may pose risks with respect to customer service market share and dilution of your ownership interests. Further, acquisitions involve a number of special risks, some or all of which could have a material adverse effect on our business, financial condition and results of operation. These risks include:

o unforeseen operating difficulties and expenditures;
o difficulties in assimilation of acquired personnel, operations and technologies;
o the need to manage a significantly larger and more geographically dispersed business;
o amortization of goodwill and other intangible assets; o diversion of management's attention from ongoing development of our business or other business concerns;
o potential loss of customers;
o failure to retain key personnel of the acquired businesses; and
o the use of our available cash, to the extent any is available.


No assurance can be given that any acquisition will be completed, or that such acquisition will be accretive to our earnings and not dilutive to your ownership interests.if we do not grow through acquisitions and/or through internally generated growth, our competitive position may weaken due to the economies of scale (including greater pricing power) that our competitors will have. To the extent we use our common stock and other securities for acquisitions, your ownership interest in Pacific CMA, Inc. will be diluted.

We manage our business on a decentralized basis which may restrict implementation of adequate business controls, and may limit our ability to manage our business effectively.


We manage our business on a decentralized basis, allowing our subsidiaries and their management to retain significant responsibility for the day-to-day operations, profitability and growth. As we grow, our management may not maintain adequate controls on inter-company disbursements for freight forwarding and customs brokerage services. In addition, our subsidiaries may be operating with management, sales and support personnel that may be insufficient to support growth in their respective operation without significant central oversight and coordination. If proper overall business controls have not been and are not implemented, a decentralized operating strategy could result in inconsistent operating and financial practices, which could materially and adversely affect our profitability.


Because we are a holding company, we are financially dependent on receiving distributions from our subsidiaries and this could prove harmful if such distributions are not made. The ability of our subsidiaries to pay such distributions is subject to all applicable laws and other restrictions including, but not limited to, applicable tax laws . Such laws and restrictions could limit the receipt of distributions, pay dividends and restrict our ability to continue operations.


Our failure to develop, integrate, upgrade or replace information technology systems may result in the loss of business.

The battle for market share within the freight forwarding industry has traditionally been waged over price, service quality, reliability, the scope of operations and response to customer demand. Increasingly, our competitors are competing for customers based upon the flexibility and sophistication of the technologies supporting a freight forwarders services. Adequate information technology systems afforded by freight forwarders allows freight forwarding customers to manage inventories more efficiently. . Many of our competitors have information systems that are significantly more sophisticated thean our systems. We have only invested a minimum amount of funds on these systems and do not intend to spend significant funds on such systems in the near future. If our information technology systems are not perceived as assisting our customer's ability to conduct business efficiently, our service levels, operating efficiency and future freight volumes could decline.

If we fail to comply with applicable government regulation we could be subject to fines and penalties and may be required to cease operation.


Our air transportation activities in the United States are subject to regulation by the Department of Transportation as an indirect air carrier and by the Federal Aviation Administration. Our overseas offices and agents are licensed as airfreight forwarders in their respective countries of operation. We are licensed in each of our offices as an airfreight forwarder by the International Air Transport Association. In the case of our newer offices, we have applied for such a license. We believe we are in substantial compliance with these requirements.

We are licensed as an ocean freight forwarder by and registered as an ocean transportation intermediary with the Federal Maritime Commission. The Federal Maritime Commission has established qualifications for shipping agents, including surety bonding requirements. The Federal Maritime Commission also is responsible for the economic regulation of non-vessel operating common carriers that contract for space and sell that space to commercial shippers and other non-vessel operating common carrier operators for freight originating or terminating in the United States. To comply with these economic regulations, vessel operators and non-vessel operating common carriers are required to file tariffs which establish the rates to be charged for the movement of specified commodities into and out of the United States. The Federal Maritime Commission has the power to enforce these regulations by assessing penalties. For ocean shipments not originating or terminating in the United States, the applicable regulations and licensing requirements typically are less stringent than in the United States. We believe we are in substantial compliance with all applicable regulations and licensing requirements in all countries in which we transact business.

Although our current operations have not been significantly affected by compliance with current United States and foreign governmental regulation, we cannot predict what impact future regulations may have on our business. Our failure to maintain required permits or licenses, or to comply with applicable regulations, could result in substantial fines or revocation of our operating authorities.


If our insurance coverage is not sufficient to cover us from liability claims arising from accidents or claims, we may incur substantial unanticipated expenses

Freight that we forward may be damaged or lost during the shipping process.. Furthermore, we may forward hazardous materials which may, if handled improperly, harm people and property. Though we carry $250,000 freight service liability and $250,000 third party liability insurance on every single handled shipment respectively, claims for inqjuiries to persons or property may, exceed the amount of our coverage. The risk that our liability coverage could be inadequate as insurance cover of consequential loss, business interruption, delay, misdelivery, customs fines or penalties and uncollected freight are sub-limited to $250,000 any one loss and in the aggregate any one policy year.

RISKS RELATING TO OUR COMMON STOCK AND THIS OFFERING


We have broad discretion in how we use the proceeds from this offering. We may use the proceeds in ways with which you disagree.


We intend to use a significant portion of the net proceeds from this offering to establish additional offices. We also intend to use the net proceeds to upgrade our and information technology systems and for working capital and general corporate purposes. Accordingly, our management will have significant flexibility in applying the proceeds of this offering and you are entrusting your funds to management. If management fails to use funds effectively, we may need to seek additional funds, which may not be available on favorable terms or at all.

You may experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against AGI and its non-U.S. resident directors and officers.

A significant subsidiary of ours, AGI, is located in the Far East and its principal assets are located outside the United States. SomeMany of our directors and executive officers are foreign citizens and do not reside in the United States. It may be difficult for courts in the United States to obtain jurisdiction over these foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our directors or executive officers in united States. courts. In addition, the courts in the countries in which we and our subsidiaries are organized or where our and our subsidiaries assets are located may not permit lawsuits of the enforcement of judgments arising out of the United Stated (and State) securities or similar laws.

Insiders control our activities and may cause us to act in a manner that is most beneficial to such insiders and not to outside shareholders

Our officers and directors and their families control, after giving effect to this offering, at least 71% of our common stock, and we do not have any non-employee directors. As a result,these insiders effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. Our insiders also have the ability to block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

It may be difficult for to effect transaction in our stock because it is subject to penny stock rules and this may be effect of reducing the level of trading activity in our common stock.

Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC, and these practices may limit the number and types of people and entities willing to invest in our Company.


Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.



Our common stock is only listed on the Over-the-Counter Bulletin Board and accordingly an active public market in our common stock may not develop. If an active market does not develop, it may be make difficult for you to sell Pacific common stock and it may dissuade other potential investors from investing in our company.

Our common stock is currently only traded on the Over-the-Counter Bulletin Board. Stocks traded on the Bulletin Board typically receive minimal, if any, media coverage or coverage of securities analyst. It will be difficult to encourage the media and securities analysts to cover our company because among other things, we are listed on the OTCBB and accordingly, an active trading market for our common stock may not develop or be sustained following this offering. Moreover, even if an active market does develop, stockholders may not be able to resell their shares at prices equal to or greater than the price at which securities are offered herein. The absence of an active market for our common stock will impede your ability to sell your stock and may discourage others from investing to our company.


Future sales of our common stock in the public market may depress our stock price.


There will be between 22,922,450 (minimum) and 25,422,450 (maximum) shares of common stock outstanding immediately after this offering. All of the shares sold in this offering will be freely tradable without restriction or future registration under the Securities Act of 1933, as amended, except for shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. Our outstanding stock currently includes 1,932,750 shares (the "Pre-AGI shares") that were outstanding prior to our acquisition of AGI Logistics (HK) Ltd and the resale of such shares may be restricted pursuant to general SEC guidelines. In the event there is a determination that such shares may be currently be resold, the sale of such shares may depress our share price. Additionally, approximately 1,700,000 shares will become eligible for resale pursuant to Rule 144 in May 2003 as they will have been outstanding for more than one year and we have registered for resale pursuant to a registration statement of Form SB-2 approximately 533,300 shares.

Because this is a self-directed offering with no firm underwriting commitment, we may not receive sufficient proceeds from the offering to justify payment of the offering expenses and finance our operations and if we are unable to raise any funds in this offering, our ability to grow our business will be limited.

The shares are initially being offered by us on a self-directed basis, although we may engage brokers and sales agents to offer the shares on a "best efforts " basis from time to time in the future. We currently do not have any agreement with any brokers or sales agents to assist us in offering and selling the shares in this offering. We may not sell all or any of the shares offered under this prospectus. No one has committed to purchase any of the shares offered. As a result, we may not receive sufficient proceeds from the offering to justify payment of the offering expenses.


We have determined the offering price of our common stock without regard to traditional criteria of value.

In determining the offering price for our common stock we considered the current trading price for our common stock and the results of our operating history, along with the current conditions affecting business and operations. The offering price does not bear any relationship to our assets, earnings, book value, cash flow, or other generally accepted criteria of valuation.

                                 USE OF PROCEEDS


If this offering is completed, we anticipate that, after giving effect to the estimated commissions (assuming that all sales of our shares involve the payment of a 10% commission) and approximately $90,000 of other estimated expenses of this offering, we will receive net proceeds of approximately $270,000 (the "Minimum") if 500,000 shares are sold, net proceeds of approximately $1,170,000 (the "Midpoint") if 1,750,000 shares are sold and net proceeds of approximately $2,070,000 (the "Maximum") if 3,000,000 shares are sold. It is anticipated that such net proceeds will generally be used as follows:


Use of Net Proceeds                              Minimum        %       Midpoint         %         Maximum        %
                                                 -------       ---      --------       ---         -------       ---

Establish Offices                               $270,000      100%      $600,000    51.28%      $1,000,000    48.31%

Upgrade information                                   $-        -       $500,000    42.74%        $500,000    24.15%
technology system

Working capital and   other                           $-        -        $70,000     5.98%        $570,000    27.54%
general corporate purposes

                                      ------------------------------------------------------------------------------

                                                $270,000     100%     $1,170,000      100%      $2,070,000     100%

                                      ------------------------------------------------------------------------------


The proceeds allocated for establishing offices included establishing San Francisco offices which will become our United Stated West Coast regional head office and setting up of representative offices in major cities in China

The proceeds allocated for the upgrade to our information technology system will be used to further automate and integrate the collection of financial data at our various offices.

The proceeds allocated for working capital and other general corporate purposes are generally intended to expanding the existing sales forces and marketing staffs and development of new valued-added service and projects

The proceeds of this offering are allocated in a manner which we believe will enable us to expand our operations and operate more efficiently, although no assurance can be given that we will be successful in this regard. To the extent that we require cash to make acquisitions, a portion of the proceeds allocated to working capital and other corporate purposes may be used for such purposes. To the extent that cash is required in excess of the amount allocated for such purposes, it may be necessary for us to reallocate the proceeds of this offering.

The foregoing represents our best estimate of its allocation of the proceeds of this offering based upon the present state of our business, operations, plans and current business conditions. We will have broad discretion to determine the use of a substantial portion of the proceeds of this offering, and conditions may develop which could cause management to reallocate proceeds from the categories listed above, none of which can be predicted with any degree of certainty. Furthermore, future events may make the reallocation of funds necessary or desirable. Our board of directors will determine the appropriateness of any reallocation.


                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is currently trading in the United States on the over-the-counter market on the OTC Bulletin Board, under the symbol "PCCM".

The following table sets forth, in U.S. dollars and in dollars and cents (in lieu of fractions), the high and low sales prices for each of the calendar quarters indicated, as reported by the OTC Bulletin Board. The prices in the table may not represent actual transactions. These quotations reflect inter-dealer prices, without retail mark up, mark down or commissions and may not represent actual transactions.


2002                       High    Low
Forth quarter              $1.06   $0.36
Third quarter              $0.90   $0.55
Second quarter             $1.30   $0.55
First quarter              $1.95   $0.51


2001                       High    Low
Fourth quarter             $1.60   $0.30
Third quarter              $0.60   $0.30


We have not paid cash dividends in the past and do not anticipate paying such dividends in the future. As of December 31, 2002, there were 344 record holders of our common stock.


                    SELECTED HISTORICAL FINANCIAL INFORMATION

The following selected historical financial information of our company has been derived from the historical financial statements, and should be read in conjunction with the financial statements and the notes, which are included in this prospectus.

Statement of Operations Data



                                                 Nine months ended September          Year ended December 31,

                                                             30,
                                                         (Unaudited)
                                                 ------------------------------------   -----------------------------------
                                                           2002               2001                2001                2000
                                                 ----------------   -----------------   ---------------     ---------------
                                                            US$                US$                 US$                 US$


Freight forwarding income                            31,039,968          8,743,810
                                                                                           $13,788,479         $14,169,226

                                                 ----------------   -----------------   ---------------     ---------------
Operating expenses

Cost of forwarding                                  (25,963,970)        (6,855,183)        (11,054,263)        (11,290,129)
Selling and administrative expenses                  (3,843,125)        (1,560,963)         (2,313,228)         (1,822,369)
Depreciation and amortization                          (150,836)          (148,861)           (200,887)           (107,296)

                                                 ----------------   -----------------   ---------------     ---------------


Total operating expenses                            (29,957,931)        (8,565,007)        (13,568,378)        (13,219,794)

                                                 ----------------   -----------------   ---------------     ---------------


Income from operations                                1,082,037            178,803             220,101             949,432

                                                 ----------------   -----------------   ---------------     ---------------

Non-operating income expenses

Deferred offering cost written off                                                             (40,545)                  -
Net gain on disposal of a subsidiary                     11,390             19,280              19,729                   -
Interest and other income                                96,179             49,725              68,699              64,725
Interest expenses                                       (61,020)            (7,439)            (24,123)             (5,304)


                                                 ----------------   -----------------   ---------------     ---------------


Net non-operating income                                 46,549             61,566              23,760              59,421

                                                 ----------------   -----------------   ---------------     ---------------


Income before income taxes                            1,128,586            240,369             243,861           1,008,853

Provision for income taxes                             (405,736)           (60,717)            (68,911)           (167,655)

                                                 ----------------   -----------------   ---------------     ---------------


Net income                                              722,850            179,652             174,950             841,198


Other comprehensive income

Foreign currency translation adjustments                     -              (5,395)             (5,413)               (695)

                                                 ----------------   -----------------   ---------------     ---------------


Comprehensive income                                    722,850            174,257             169,537             840,503

                                                 ================   =================   ===============     ===============

Net income per share

Weighted average number of shares outstanding

Basic                                                21,246,636         20,808,998          20,884,975          18,166,120

                                                 ================   =================   ===============     ===============


Diluted                                              21,364,867         21,008,998          20,999,828          18,232,787

                                                 ================   =================   ===============     ===============


Net income per share of common stock                       0.03               0.01
Basic and Diluted                                                                                 0.01                0.05

                                                 ================   =================   ===============     ===============



Balance Sheet Data

                                                   As of September 30                  As of December 31,
                                                        Unaudited

                                                   2002               2001            2001               2000
                                                   US$                US$              US$                US$

Cash and cash equivalents                                                                           $2,345,816
                                                $598,031          $287,009           $841,472
Restricted cash                               $2,509,618        $1,546,250         $1,450,896          $27,700
Working capital                                                                    $3,248,501       $2,965,885
                                                $875,843        $3,296,933
Total assets                                                                       $6,707,620       $5,888,758
                                             $16,444,377        $6,331,670

Capital Leases obligation, non-current

portion                                                                               $19,961          $28,767
                                                       -           $37,251
Stockholders' equity                                                               $3,551,639       $3,515,017
                                              $5,692,064        $3,844,279


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION OR PLAN OF OPERATIONS

This section and other parts of this Prospectus contain forward-looking statements that are, by their nature, subject to risks and uncertainties. These forward-looking statements included, without limitation, statements relating to our company's operations, economic performance, financial condition, growth and acquisition strategies, investments, and operation plans. For this purpose, any statements contained from here on that are not statements of historical fact may be deemed to be forward-looking statements.


Without limiting the generality of the foregoing, words such as "believe", "expect", "intend", "anticipate", "may", "will", "should", "expects", "plans", "anticipates", "estimates", "predicts", "potential", "continue", "projects" or the negative or other variations or comparable terminology or derivatives thereof, are forward-looking statements. These statements are only predictions and by their nature involve substantial risks and uncertainties, certain of which are beyond control, and actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but not limited to, those discussed herein under " Risk Factors"


Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no obligation to publicly update any of the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Critical Accounting Policies and Estimates

Management's discussion and analysis of results of operations and financial condition are based upon Pacific CMA Inc.'s consolidated financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, based on historical experience, and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The following critical accounting policies rely upon assumptions, judgments and estimates and were used in the preparation of ourconsolidated financial statements:




Recognition of Cost of forwarding
The billing of cost of forwarding is usually delayed. As a result, we must estimate the cost of purchased transportation and services and accrue an amount on a load-by-load basis in a manner that is consistent with revenue recognition. Such estimate is based on past trends and on the judgment of management. Historically, upon completion of the payment cycle (receipt and payment of transportation bills), the actual aggregate transportation costs are not materially different than the accrual. However, in any case in which the actual cost varies significantly from the accrual, a revision to the accrual would be required.

Accounting for Income Taxes
In preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions where we operate. This process involves estimating actual current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent that we believe that recovery is not likely, we must establish a valuation allowance. To the extent we establish a valuation allowance, we must include an expense within the tax provision of the statement of income in each period, in which the allowance is increased.

Significant judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and any valuation allowance against our deferred tax assets. In the event that actual results differ from these estimates or the estimates are adjusted in future periods, then we may need to establish an additional valuation allowance, which could materially impact our financial position and results of operations. Based on our current financial projections, we currently believe that we will realize 100% of our deferred tax asset.

Valuing long-lived assets and goodwill
We assess the impairment of identifiable long-lived assets and goodwill whenever events or changes in circumstances indicate that the carrying amount may be impaired. Factors that we consider when evaluating for possible impairment include the following:

o Significant under-performance relative to expected historical or projected future operating results; o Significant changes in the manner of our use of the acquired assets or the strategy for our overall business; and o Significant negative economic trends.

When determining whether the carrying value of long-lived assets and goodwill is impaired based upon the existence of one or more of the above factors, we determine the existence of an impairment by comparison of the carrying amount of the asset to expected future cash flows to be generated by the asset. If such assets are considered impaired, the impairment is measured as the amount by which the carrying value of the assets exceeds the fair value of the assets. As of September 30, 2002, goodwill totaled approximately $4.4 million and our long-lived assets, consisting primarily of net property, plant and equipment, totaled $329,595..

We acquired 81% of the common stock of Airgate International Corporation, a privately held New York based freight forwarder on April 30, 2002. As required by SFAS No. 142, we allocated the purchase price to the assets, liabilities and goodwill acquired, based on the fair value at the date of acquisition. We recorded $4.4 million in goodwill associated with this acquisition, which will not be amortized but rather tested annually for impairment in accordance with SFAS No. 142. . As a result of such transaction, Airgate's results of operations for the period from May 1, 2002 to September 30, 2002 and its financial condition as of September 30, 2002 are reflected on our condensed consolidated financial statements of Pacific CMA, Inc. as of September30, 2002. All significant intercompany balance and transaction have been eliminated in consolidation.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 ("CURRENT INTERIM PERIODS") AND THE YEAR ENDED DECEMBER 31, 2001 ("CURRENT YEAR") COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 ("PRIOR INTERIM PERIODS") AND THE YEAR ENDED DECEMBER 31, 2000 ("PRIOR YEAR")

FREIGHT FORWARDING INCOME

Freight forwarding income for the three and nine months ended September 30, 2002 increased by 392% (approximately $13.8 million) and 255% (approximately $22.3 million), respectively, from the corresponding periods in the prior year and freight forwarding income in the Current Year decreased by 3%
(approximately $381,000) from the Prior Year. The increase in freight forwarding income on an absolute dollar and percentage basis in the Current Interim Periods was due to the inclusion of approximately $21.4 million in Airgate freight forwarding income for May to September 2002 in our operating results, and the increase in AGI's freight forwarding income of 50% (approximately $1.8 million) and 50% (approximately $4.4 million), respectively, during the three and nine months ended September 30, 2002 from the corresponding periods in the prior year. AGI's freight forwarding incomes improved during the Current Interim Periods because of higher pricing for Pacific's services (offset as noted below, by higher costs of forwarding) an increase in volume of freight shipped, (and in particular, freight shipped on behalf of garment manufacturers, who increased their shipments in response to low inventory levels of apparel goods at the end of 2001), and to a lesser extent, as a result of entering new markets in Asia, Australia and the Middle East by establishing relationship with cargo agents in such regions. Additionally,, the West Coast dockworker's strike also benefited our air freight forwarding business from September to November 2002, as many clients changed their means of transportation from sea freight to air freight, and also shipped their goods to the East Coast (where Airgate is located) instead of the West. Finally, our freight forwarding income have also increased during the Current Interim Periods on a percentage basis in comparison to the Prior Interim Periods because the freight forwarding income levels of the Prior Interim Period were lower than anticipated due to generally weak economic conditions.


COST OF FORWARDING


Our cost of forwarding for the three and nine months ended September 30, 2002 increased by 407% (approximately $11.8 million) and 279% (approximately $19.1 million) from the corresponding periods in the prior year. The increase in cost of forwarding for the Current Interim Periods in absolute dollars and percentages is due to the inclusion of Airgate's cost of forwarding costs for May to September 2002 and, as noted below, to increases in shipping costs. Cost of forwarding, as a percentage of total revenues, was approximately 85% and 84% for the three and nine months ended September 30, 2002, respectively, compared to 82% and 78% for the corresponding periods in the prior year. Cost of forwarding as a percentage of total revenues was higher in the Current Interim Periods than the Prior Interim Periods (i.e. cost of forwarding increased disproportionately more than the increase in our revenues) because of: (a) an increase in shipping rates (which increase was due to the greater volume of goods shipped in these periods resulting in tightening of available shipping resources), which increase we chose not to pass on fully to our customers in order to maintain our competitive position; and (b) the fact that Airgate's cost of revenues as a percentage of total revenues (approximately 89% in prior year) is higher than AGI's (approximately 80% in prior year), which management attributes to greater competition in the United States. Cost of forwarding for the Current Year deceased by approximately two percent (approximately $236,000) from the Prior Year.


OTHER OPERATING EXPENSES

SELLING AND ADMINISTRATIVE EXPENSES


Selling and administrative expenses during the three and nine months ended September 30, 2002 increased by 237% and 148%, respectively, from the corresponding periods in the Prior Year. These expenses increased in absolute dollar and percentage terms during the Current Interim Period from the Prior Interim Periods because of the inclusion of Airgate's operating results for May to September 2002 and increases in AGI's salaries and allowances, both as a result of increased salaries and an increased number of AGI employees. (Salaries and allowances for AGI were approximately $361,000 and $975,000 for the three and nine months ended September 30, 2002 compared to $226,000 and $648,000 for the corresponding periods in the prior year). Selling and administrative expenses as a percent of total revenues were 11% and 12%, respectively, for the three and nine months ended JuneSeptember 30, 2002 compared to 17% and 18% of total revenues for the corresponding periods in the prior year as a result of economies of scale (i.e., our ability, as a result of the Airgate acquisition, to spread these costs over a larger enterprise). These expenses increased in the Current Year by 27% (approximately $491,000) from the Prior Year primarily due to increases in salaries and allowances of approximately $255,000 (which increased because of increased salaries and the addition of employees to AGI's operations), an increase in professional fees of approximately $77,000, and the first time payment of $44,000 to the Mandatory Provident Fund, a mandated "retirement plan". See Note 14 of Notes to our Consolidated Financial Statements for the year ended December 31, 2001.

PROVISION FOR INCOME TAX

During the three and nine months ended September 30, 2002 increased by 1241% and 568% respectively, from the corresponding periods in the Prior Year. These increases are due to (1) increase in taxable income as a result of increase in freight forwarding income and (2) income before income taxes amounted to approximately $503,000 and $632,000 for the three and nine months ended September 30, 2002 is contributed by the newly acquired US based subsidiary, Airgate International Corp. This income is subjected to a higher effective tax rate (about 40%) than other non-US based subsidiary, AGI Logistics HK Ltd, which has an effective tax rate of 16%.


LIQUIDITY AND CAPITAL RESOURCES


Net cash provided by (used in) our operating activities was approximately $538,000 and approximately ($71,611) for the Current Interim Period and the Prior Interim Period, respectively. The increase in net cash provided by operating activates was mainly due to the increase in net income of approximately $540,000 as compared with Current and Prior Interim Period. Cash provided by operating activities was $149,000 in the Current Year and $1.04 million in the Prior Year. The decreases in cash provided by operating activities in the Current Year from the Prior Year was primarily the result of the fact that net income was approximately $666,000 greater in the Prior Year than the Current Year and to the cash outflows of approximately $381,000 in the Current Year for deposits, prepayments and other receivables.

Cash (used in) provided by investing activities was approximately ($445,000) in the Current Year, as compared to cash of approximately $85,000 provided by these activities in the Prior Year. The increase in cash used in investing activities in the Current Year is attributable principally to the loans of approximately $435,000 we made to two parties with whom we do business and the acquisition of property, plant and equipment for approximately $174,000, offset in part by the approximately $150,000 we received from the sale of a subsidiary. In the Prior Year, cash of approximately $368,000 was provided by the repayment of loans by certain related parties and was partly offset by the approximately $221,000 used to acquire property plant and equipment. Net cash used in investing activities was approximately $369,000 and $726,434 for the Current Interim Periods and the Prior Interim Periods, respectively. The decrease in cash used in investing activities in the Current Interim Periods was due principally to the repayment of approximately $600,000 to other related parties in Prior Interim Period. During the Current Interim Period, we have also paid approximately $300,000 as part of the consideration for the acquisition of Airgate.

Net cash (used in) / provided by financing activities was approximately ($1.2 million) and $1.12 million for the Current Year and the Prior Year, respectively. The increase in cash used in financing activities in the Prior Year as compared to the Current Year was due principally to inclusion of additional paid-in-capital of approximately $1.3 million from the acquisition of AGI. (See note 1 of our Consolidated Financial Statements for the year ended December 31, 2001). This was partly offset by the use of approximately $225,000 in deferred offering costs. The Current Year reflects cash provided by financing activities of approximately $233,000 from loans, offset partly by $106,000 in connection with capital lease obligations, and the increase in restricted cash of approximately $1.4 million which secured for certain banking facilities newly granted. . Net cash provided by financing activities was approximately $412,000 and $1,253,242for the Current Interim Periods and the Prior Interim Periods, respectively. The increase in cash provided by financing activities in the Current Interim Periods is due to increase in bank overdraft by approximately $973,000 to finance our working capital.

We had working capital of approximately $876,000 at September 30, 2002 (inclusive of restricted cash of $2.5 million), compared to working capital of approximately $3.2 million at December 31, 2001. This decrease in working capital resulted from the approximately $1.5 million of net current liabilities of Airgate we took into account in the acquisition of Airgate, and the $900,000 purchase money loan ($450,000 is classified as due to directors and $450,000 is classified as debt maturing within one year) issued in the Airgate acquisition that becomes payable within twelve months to the original 81% owners of Airgate. We believe that we will be able to rely on cash flow from operations for short-term liquidity and believe that we have adequate liquidity to satisfy our material commitments for the twelve months following September 30, 2002. We also believe that we can obtain additional liquidity through further negotiation of short-term loans from banks to satisfy our short-term funding needs if any.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENT
From time to time, we entered into various contractual obligations which were summarized as follows:

                            Payments Due by Period




Contractual Obligations       Total         Less than 1 year   1-3 years    4 - 5 years
                                  $                 $                 $           $
Hire Purchase Obligations    47,828            37,287            10,541           -
Long-Term Debt            1,200,000           900,000           300,000
Business Profit Tax Loan     45,359            45,359                 -           -
Unsecured Bank Loan          15,723            15,723                 -           -
Operating Leases            529,498           317,307           161,467      50,724



Material Employment       1,497,000           499,000           998,000           -
Agreements



                          3,335,408         1,814,676         1,470,008      50,724

                ================================================================


We have hire purchase obligations amounted to $47,828 as of September, 2002, of which $37,287 is repayable within one year and of which $10,541 is repayable over 1 year.

As of September 30, 2002, we have $1.2 million loan payables to Mr. Scott Turner (our director) and Mr. Thomas Zambuto in respect of the consideration of the acquisition of Airgate International Corp. Pursuant to the stock purchase agreements, the terms of $1.2 million loans are unsecured, bear interest on a per annum basis at the rate of prime rate plus 1.5% and is repayable in four quarterly instalments.

The amount due to a director, after netting off a loan receivable of $72,776 due from him to a subsidiary, is $527,224. Loan payable due to Mr. Thomas Zambuto is 600,000, of which $450,000 is included in debt maturing within 1 year, and of which $150,000 is included in debt maturing over 1 year. Besides, debt maturing within one year also includes business tax loan and unsecured bank loan amounted to $61,082.

We also entered into various lease commitment for office premises and warehouses in United States, Hong Kong and China. The total outstanding lease commitments under non-cancellable operating leases are $456,261 as of December 31, 2001 and $529, 498 as of September 30, 2002 respectively. As of September 30, 2002, the current portion of these commitments of $317, 307 is payable within one year.

In connection with the acquisition of Airgate International Corporation, we also entered into three-year employment agreements dated April 30, 2002 with Mr. Turner and Mr. Zambuto respectively as described in Form 8-K filed on May 14, 2002. Under these agreements, we agreed to pay to them an annual base salary of $249,500 per annum commencing January 1, 2003, and for each year thereafter.

As of September 30, 2002, our commercial commitments are summarized as follows:

Other Commercial         Total Amounts        Amount of Commitment Expiration
Commitments              Committed            Per Period
                                              Less than 1 Year



                                  $                    $

  Overdraft                 973,480              973,480
  Invoice Trust Receipt   1,534,875            1,534,875
  Guarantees by bank        166,667              166,667



As of September 30, 2002, to finance our working capital our available banking facilities were approximately $5,500,000 mainly obtained from creditworthy commercial banks in Hong Kong. As of that date, the amount of banking facilities used was $2,900,000, it mainly comprised of about $973,000 of overdraft and about $1,535,000 of invoice trust receipt which was included in trade payables. While these banks are not obligated to advance any further funds to us, we believe that absent any significant downtrend in business, such source of credit will continue to be available to us.


                                    BUSINESS


We are a global, non-asset based logistics/freight forwarder providing supply chain logistics services. We coordinate the shipping and the storage of raw materials, supplies, components and finished goods by air, sea, river, rail and road. We are capable of handling all types of cargo including garments on hangers, refrigerated cargo, hazardous materials as well as perishable goods. We derive most of our revenue from airfreight and ocean freight forwarding services for which we are paid on a transactional basis. Currently, we maintain approximately 128 cargo agents located in 68 countries and 161 cities serving major gateways We formed our current business from a base of two freight forwarders, AGI Logistics and Airgate International which were acquired in 2001 and 2002. . Our business is managed from our principal support group offices in New York and Hong Kong.


We do not own or operate any aircraft, ships, river barges or railroads. We use commercial freight air carriers, ships, river barges and railroads to provide the transportation services for forwarding of freight. We will normally arrange to pick up, or arrange for the pick up, of a shipment at the customer's location and deliver it directly to the commercial carrier. The commercial carrier delivers it to the selected destination airport, shipping warehouse, ship, or railway station. We then pick- up the shipment and delivers it or have it delivered to the recipient's location.

Although capable of handling packages and shipments of any size, we focus primarily on large shipments of equipment or materials weighing over 100 kg. As a result of the size of our average shipment and the fact that we are a non-asset based logistics provider, we do not generally compete with overnight courier or expedited small package companies such as Federal Express Corporation, United Parcel Service of America, Inc. or the local postal service.

We derive our freight forwarding income in the form of (1) commissions received from cargo agents and (2) handling and delivery charges from customers. Commissions with respect to a shipment are generally shared equally between us and the cargo agent. Commissions are generally calculated by deducting the amount of freight forwarding cost paid to a shipping line with respect to a particular shipment (net rate) from the amount of freight forwarding income invoiced to the customer (selling rate) and then we and the cargo agent share the net amount equally. Airfreight and sea freight forwarding are the most profitable sectors of its operations, accounting for over 90% of total gross profit with rail, river, and overland trucking operations accounting for the remainder.

We are members of the International Air Transport Association, Hong Kong Association of Freight Forwarding Agents Ltd., and an associated member of the International Federation of Freight Forwarders Association and have two main operational offices, one in New York and one in Hong Kong.

Agency offices are owned and operated by independent business owners who enter into agency agreements with us. These cargo agents:

o Collect freight on behalf of us and send it to the United States and Hong Kong as appropriate


o Provide sales and marketing support

o Deal with break-bulk, (i.e. consolidation and deconsolidation) of various shipments, customs brokerage and clearance, local delivery services

o Handle routing of orders from an overseas country to United States, China and Hong Kong

We provide these offices with the following services:

o Handle export cargo from the United States, China and Hong Kong

o Provide local pick-up and transshipment via Hong Kong rail/sea/ air terminals and from origins in the United States.

o Handle import cargo from overseas

o Deal with break-bulk, documentation, and customs brokerage and clearance

o Provide warehousing and storage

As indicated above, commissions in respect of air and sea freight shipments are generally shared equally between us and the cargo agent.

Our branch offices in in Chicago, Shanghai, Yantian, Futian, Hong Kong airport and Guangzhou are responsible for providing a number of services. Their primary function is to provide sales and customer service in a specified market or airport city. Branch offices utilize our billing and accounting software, which allows each branch office to transmit customer billing and account information to our administrative offices for billing to the customer.


Operations in USA, Hong Kong and China

USA
As a result of our acquisition of Airgate a significant portion of our operations is now taking place in New York where the focus of operations is importing goods from the Far East. We have our own bonded warehouse where we do daily deconsolidation of cargo. In June 2002 we opened a small branch office in Chicago. The USA offices are licensed by International Air Transport Association and the Federal Maritime Commission.

Hong Kong
Hong Kong is not subject to the laws of mainland China. Hong Kong still follows the common law system. Under the Basic Law of Hong Kong, a mini-constitution codified prior to the return of Hong Kong to China, Hong Kong will continue to have, for 50 years starting in 1997, the same political, economic, and legal system it enjoyed under the British administration. Although there is no certainty as to the future, we believe that the autonomy of Hong Kong as a special administrative zone of China has been well respected by China to date.

China

We have branch offices in China, in Futian, Yantian, Guangzhou,and Shanghai. We have no direct investment in China by way of joint venture or wholly foreign owned operation. We receive all payments for its services in Hong Kong.


Under Chinese regulations, representative offices are not permitted to conduct direct business activities. They are permitted only to make business contacts and provide services on behalf of their head offices. Representative offices cannot enter into contracts or even receive payments on behalf of the head offices or any third parties.

Accordingly, our operations are not significantly affected by factors to which companies with significant operations in China may be subject.

Global Agency Network
The arrangements between our overseas agents and us are usually non-exclusive. Under the arrangements the agents are not given any power to commit us in any way or any authority to enter into any contract on its behalf. The fees payable to these agents are usually determined by the requirements of the individual customer's order and the charges.


We have approximately 128 overseas agents, many of whom have offices in cities such as London, Hamburg, Los Angles, Tokyo, Seoul, Taipei and Sydney. As a result, we are represented by more than one agent in many cities and do not generally need to rely on a single agent in any one city.

Through the use of these independent sales and marketing agents, we can expand our business without the costs typically associated with the ownership and maintenance of company-owned branch offices.

Our Services

In order to continue our rapid development of our core business of freight forwarding and logistics services, we plans to consistently provide cost-effective and reliable freight forwarding and logistics services. Our competitors tend to be mostly cargo agents who can offer one type of transportation carrier to customers. However, many customers need to utilize more than one type of transportation carrier. For example, an inland factory may need to ship a container by truck, have it loaded via a feeder boat and transported by a large cargo vessel. It may then have to deal with three separate transportation agents for shipping.

By contrast, as a multi-service provider offering expedited air and sea freight services, we can provide our customers with one-stop transportation shopping, arranging for all necessary forms of transportation at the same time.

We have a diverse customer base. Our customers' industries include textile and apparel, hair care product industries and to a lesser extend the automotive, computer and electronic equipment, heavy industrial and construction equipment and printed materials.

One client accounted for 17% and 14% of our freight forwarding income for the three and nine months ended September 30, 2002, and another two clients accounted for five percent and six percent, respectively, for our revenues for the three months ended September 30, 2002. The loss of one or more of our major customers could have a material adverse effect on our freight forwarding income, business and prospects.

Two transportation providers accounted for approximately 20% and 16%, respectively, of our shipping activities for the year ended December 31, 2001. Because we are generally able to negotiate more favorable shipping rates as a result of shipping a greater volume of product with a limited number of transportation providers, the loss of one or more of these providers could result in an increase in our cost of freight forwarding.

Air and Sea Freight Business

We have focused our development on air and sea freight services. The mode of transportation depends on

o The contents of the shipment

o The basis of the route

o Departure time

o Available cargo capacity

o Cost


We believe that we are able to compete for cargo space, a key competitive factors in this industry, as a result of the informal relationships that management has fostered with various major air and sea carriers, cargo space providers. Our ability to negotiate more favorable shipping terms is dependent in part on our shipping volume, with the greater the volume generally resulting in more favorable shipping rates. No assurances can be given that such relationships will continue.

Due to the volume of shipment we arrange, we are generally able negotiate competitive pricing for air shipments. Generally, our prices are lower than the prices our customers could negotiate with commercial passenger and freight air carriers, since we buy in bulk from airlines and retails the space to individual customer as needed.


Import Freight Forwarding

Import freight cargo includes leather, fabrics, watch components and chemical products. We handle an increasing number of shipments imported into the USA mainly through New York, Los Angeles and Chicago and in Hong Kong mainly destined for China.


An import freight forwarding transaction usually commences when we receive a shipment advice from a customer, overseas agent or shipping agent detailing the quantity and nature of cargo shipped and the expected date of arrival. We promptly notify the consignee of the cargo of the relevant details and, depending on the consignee's instructions, arrange for customs brokerage and clearance and, if required, provide other services such as temporary storage, local delivery and distribution. In the USA and Hong Kong and South China, we are able to provide local delivery of cargo by either using our own fleet of trucks or engaging subcontractors to provide the services.


We derive our income from air and sea import freight forwarding services in the form of commissions received from overseas agents and handling and delivery charges from customers.


We have warehouses in New York, Hong Kong, Yantian, Shenzhen and Guangzhou to serve for storage of cargo.

We maintain customer liability insurance with maximum protection of $250,000 for each single claim.


Marketing


We are committed to providing competitive pricing and efficient and reliable services to our customers worldwide. We enjoy the benefits of management's relationships with our customers, major airlines and shipping lines, and our extensive network of overseas agents. We believe that management's experience has contributed to identifying prospective overseas agents to ensure compatibility with our operations and that the ability of our personnel to foster and maintain these valuable relationships as mentioned above contributes to its success.

Our sales teams are responsible for marketing its services to a diversified base of customers and bringing in new customers and overseas agents in order to extend our agency network. The sales team members make regular courtesy visits to existing and potential customers in the USA, Hong Kong, Australia and Europe with a view to better understanding their requirements and expectations. Members of the sales team often provide customers with suggestions to ensure cost-effective and efficient delivery of goods, and provide a service intended to meet the customers' particular needs as to packaging, special timing, seasonal demand and unusual types of freight forwarding service.

In addition to our own employees, cargo agents who are independent contractors are appointed by us to generate business and to coordinate freight activities in their respective markets. These cargo agents are paid on a commission basis.

In the past year, we served more than 3966 customers, of who over 1000 have maintained regular business dealings with us over the past year.

We have over 40 major customers that buy or sell merchandise such as garments, hair care products, toys, electronics parts and appliances. We believe one of the benefits arising from our broad customer base is that we have acquired extensive experience in accommodating the requirements of different customers in dealing with a great variety of products. The diversity in the mix of cargo enhances the ability to achieve economics of scale.

The majority of our transactions are denominated in Hong Kong dollars or US dollars. The risk due to exchange rate fluctuation is negligible so long as the Hong Kong dollar remains pegged to the US dollar. Sales are made on credit, generally 30 days, or on a cash basis. There is in existence a credit control policy, which our employees have been instructed to follow by checking or obtaining the credit reference of new customers and reviewing the credit records of our customers by senior staff and obtaining prior approval from a director for orders in excess of a pre-determined amount. We, on the other hand, receive credit, generally of 30 days, from airlines and shipping lines and the settlement is usually on a cash basis. In the USA, we generally have to pay shipping lines immediately.


Our marketing efforts are directed primarily to distribution, procurement and marketing managers of potential customers with substantial requirements for international transportation of cargo.

Competition

We have encountered strong competition from other companies in the freight forwarding industry. Competitive factors include reliability of service, price, available cargo space capacity and technological capacity. We believe that we compete based on our price and reliability of service as well as capacity, although we are not able to compete with the technology capabilities of many of our competitors. We believe we offer a unique blend of services involving all modes of transportation, including truck, sea, rail and air plus warehousing as well as internet freight and inland trucking. We believe we are well placed in Hong Kong and China to take advantage of the growing number of shipments from and to China since China entered the Word Trade Organization.

We will consider expanding through strategic acquisitions of companies in the same or complementary lines of business. In some circumstances, the most efficient way to expand our operations may be to acquire existing freight forwarders in certain key markets or companies whose services complement our own. Expansion through acquisition may enable us to increase our market share more rapidly and allow it to take advantage of opportunities arising from economies of scale earlier than if we relied exclusively on internal expansion.

Our primary competitors are EGL, Inc. UTI, Rical, Speedmark, Danzas, and Expeditors. We compete with regional and local freight forwarders in the USA as well as in Asia.

Government Regulation
Our operations are subject to various local and foreign regulations that require it to maintain permits and licenses. Our failure to comply with applicable regulations and maintain necessary permits and licenses could result in a revocation of our operating authority or substantial fines. We believe we are in compliance with all applicable regulations and that all our required licenses and authorities are current.

We are subject to laws regulating the discharge of materials into the environment. Similar laws apply in many of the foreign jurisdictions in which we operate. Although our operations have not been significantly affected by compliance issues in the past, we cannot predict the impact environmental regulations may have in the future. We do not anticipate making any material capital expenditures for environmental control purposes in the foreseeable future.

Employees

As of December 31, 2002, we had 92 employees, all of whom were employed on a full-time basis. We are not a party to a collective bargaining agreement with our employees and we believe that our relationship with our employees is satisfactory.

Legal Proceedings

In June 2001, we commenced an action entitled Pacific CMA, Inc. v. Infinity Ventures.Net, Inc. in the United States District Court for the Southern District of New York (Index No. 02 Civ. 4957(HB)) in which we sought, among other things, to compel the return of 1,100,000 shares of our common stock that had been issued to Infinity Ventures. This action was settled in November 2002 by Infinity's return of 1,050,000 of such shares and our payment to Infinity of $172,500.



Properties

Set forth below is summary information of our current facilities:

                                Principal Uses of            Space Used
Location                        Space                        (in square feet)             Lease Expiration


Jamaica, N.Y.                   Office                       6,000                        June 14, 2006
                                Warehouse                    6,000                        Nov 30, 2003

Chicago, Illinois               Air and Sea freight          1,240                        April 30, 2003
                                warehouse/office

Hong Kong                       Office                       5,000                        Nov 14, 2003

Hong Kong                       Air and Sea freight          12,000                       Feb 24, 2004
                                warehouse

Shenzen, Yantian,               Sea freight                  270                          Jan 31, 2003
Republic of China               warehouse/office

Guangzho,                       Air and sea freight          630                          May 31, 2004
Republic of China               warehouse


We believe that our facilities are adequate for our present purposes and that additional facilities, if required, will be available to us on reasonably acceptable terms.

Recent Events


On April 30, 2002, Pacific CMA completed the acquisition of the 81% controlling interest in Airgate International Corporation. (`Airgate'), a privately held company that provides New York based logistics and freight forwarding services. The total acquisition cost was approximately $2,960,000, including the payment of $1,500,000, of which $300,000 was paid in cash and $1,200,000 was financed, the issuance of 1.7 million shares of common stock valued at approximately $1,360,000 and approximately $100,000 of transaction costs. The consideration was determined solely through negotiations among the parties.


                                   MANAGEMENT


The names and ages and titles of our Executive Officers and Directors as ofDecember 31, 2002 are as follows:




Name                       Age  Positions Held and Tenure

Alfred Lam                 49  Chairman, Treasurer and Director since
                                  December 31, 2000

Louisa Chan                43  Director since December 31, 2000
Scott Turner               48  President and Director since December 31,2000
Kaze Chan                  37  Executive Vice President and Director (since
                               September 12, 2002)
Henrik M. Christensen      47  Executive Vice President and Director (since
                               December 12, 2002)
Bill Calandra              59  Executive Vice President
Terrence de Kretser        33  Vice President
Rango Lam                  30  Secretary
Daisy Law                  28  Chief Accountant

Mr. Alfred Lam, serves as our chairman and has served in similar capacities with our predecessors from more then the past five years. . He has over 22 years of experience in the freight forwarding industry during which period he established relationships with airlines, shipping lines, customers and overseas agents.

Mr. Scott Turner, has served as a co-founder of Airgate International Corporation and has served as its President from more than 9 years.

Mr. Kaze Chan, has served as our Executive Vice President of since December 31, 2000 and for more than the past five years has worked with Mr. Alfred Lam in the freight forwarding industry. He is responsible for all freight activities in Hong Kong, China, Europe, and the U.S. From 1993 to 1996, he worked as an Account Manager for Northwest Airlines Inc.He holds a masters degree of arts in urban studies from Michigan State University in the United States.

Mr. Henrik M. Christensen, has served as our Executive Vice President for the past two years. Mr. Christensen has more than 28 years of freight forwarding experience, including freight forwarding experience in Denmark, England, Africa, and Hong Kong. Starting as an apprentice in Copenhagen in 1970, he graduated from Koebenhavn's Koebmanskole in 1974, and worked with Kuehne & Nagel until 1986 when he founded Gator International in Dar es Salaam, Lilongwe and Blantyre. In 1990, he co-founded Spedition Services Ltd., a pioneer of transport links between Moscow, London and other CIS locations. Henrik arrived in Hong Kong in 1996 to establish FSU Freight Ltd and ShippingPoint.com Limited. Henrik is a Fellow of the United Kingdom's Institute of Freight Forwarders.

Mr. Bill Calandra, has served as our Executive Vice President since September 2002. Fron 1996 to 2002 he served as Executive Vice President of World Connect Ltd.

Mr Terrence de Kretser, has served as our Vice president since [ ] and has been employed by our freight forwarding subsidiary since 1998. He is responsible for managing our West Coast operations and for International sales and marketing. He has over 15 years of experience in air and sea freight forwarding including service including employment with HTL Logistics (Pvt) Ltd, Colombo, Sri Lanka.

Ms Rango Lam, served as our secretary in the past 5 years. She is responsible for group's corporate secretarial work. She has over nine years of experience in air and sea freight forwarding, principally in the areas of operations, sales and marketing. Prior to joining Pacific CMA, she was employed by Benair Freight Hong Kong Limited from 1992 to 1994 and World Connect Limited from 1994 to 1996.

Ms Daisy Law, is the Chief Accountant for Pacific CMA. She graduated from the Chinese University of Hong Kong with an honors bachelor degree in business administration in professional accountancy in 1995. She is now a member of the Hong Kong Society of Accountants and the Association of Chartered Certified Accountants. She was previously employed for five years as a C.P.A. with a private firm. Before coming to Pacific CMA, she held the title of Senior Audit Supervisor.
..
Our Articles of Incorporation provide that up to nine people may serve on our board of directors. To date, we have five directors, all of whom are our employees.

EXECUTIVE COMPENSATION


The following table provides summary information concerning cash and non-cash compensation paid or earned by our Chief Executive Officer and our executive officers, who received or earned cash and non-cash salary and bonus of more then $100,000, for the fiscal year ended December 31, 2002.

                                     Annual
                                 Compensation


     Name and                      Fiscal                                  Other Annual
     Principal Position            Year        Salary          Bonus       Compensation

     Alfred Lam, CEO(1)            2002        $  50,000       -           -
                                   2001        $  50,000       -
                                   2000        $  50,000
     Scott Turner, President(2)    2002        $ 166,333       $19,840     $16,000

________________

(1) Mr. Lam serves as our chief executive officer. His titles are Chairman and Treasurer. See also "Certain Relationships and Related Transactions".

(2) Mr. Turner assumed this position in May 2002. The sums reflected in this table represent the amounts paid or that are payable pursuant to his employment agreement. Other Annual Compensation reflects his automobile allowance. See also "Certain Relationships and Related Transactions".




Employment Agreements


Although we do not have any written employment agreements with any of the persons who serve as our executive officers during the year ended December 31, 2001, we do have an oral agreement with Mr. Lam that he will be paid annual salary of $50,000 during the year ending December 31, 2002.

Scott Turner has been contracted to serve as President and Chief Executive Officer of Pacific CMA, Inc.'s subsidiary, Airgate International Corp., for a period of three years, commencing April 30, 2002. Mr. Turner's base salary is $249,500, with minimum annual increases starting in 2003 tied to increases in the Consumer Price Index. Mr. Turner is also entitled to receive a monthly automobile allowance of $2,000, a minimum annual bonus equal to 4.8% of his base salary and a monthly bonus of $1,500. Pacific CMA, Inc. has the right to terminate Mr. Turner's contract at any time without cause upon payment to him of an amount equal to the present value (to the end of the unexpired term of the contract) of his then base salary plus the automobile allowance as well as the continuation of his health insurance, at the Company's expense, for 18 months following termination. Under certain circumstances, Mr. Turner has the right to terminate the contract and receive the same consideration.


Board Compensation


Our directors do not receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings.


Stock Option Plan


Pacific CMA, Inc. has adopted a stock compensation plan, made stock grants and option grants to various employees, consultants and advisors.:


Name of Plan: 2000 Stock Plan


Who is eligible: Officers, key employees, and other persons as a means of attracting and retaining such persons for the long-term success of the corporation


Who selects recipients: Mr. Alfred Lam

Plan approved by shareholders: September 1, 2000.


Stock Option grants in current and prior fiscal year
Year                    No. Of Option Granted
2002                    Nil
2001                    Nil
2000                    200,000

Stock  grants in current and prior fiscal year:
Year                    No. Of Share Granted
2002                    523,400
2001                    215,750
2000                    Nil


Indemnification of Directors and Officers

Colorado law permits a Colorado corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for monetary damages except for liability resulting from:

Breach of a director's duty of loyalty to it or its shareholders.

Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

Violations of section 7-108-403 of the Colorado business corporation.

Transactions from which a director directly or indirectly derived an improper benefit.

Pacific CMA's articles of incorporation contain a provision, which limits the liability of its directors and officers to the maximum extent permitted by Colorado law.

In addition, our bylaws provide that we will, to the fullest extent permitted by Colorado law in effect from time to time, indemnify and hold harmless our officers and directors from and against all expense, liability and loss, including attorneys' fees, actually and reasonably incurred by them in connection with civil, criminal, administrative or investigative actions, suits or proceedings. The bylaws further provide that we may, by action of the board of directors, provide indemnification to its employees and agents with the same scope and effect as the indemnification of its officers and directors. we are permitted under the bylaws to purchase and maintain insurance and to advance expenses to directors and officers and others to cover the costs of defending a proceeding.


 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


On April 30, 2002, we completed the acquisition of 81% of the outstanding capital stock of Airgate International Corporation. Mr. Scott Turner, a director of Pacific CMA, Inc. (and currently an officer as well), was an officer, director and one of the principal shareholders of Airgate International Corporation. The total purchase consideration payable to Mr Scott Turner specific by the agreement amount to 1,430,000, which included (i) $750,000, of which $150,000 was paid in cash and closing and the $600,000 is payable in four quarterly installments commencing September 30, 2002 and (ii) the issuance of 850,000 shares of our common stock with fair valued of $0.8 per share.

During the year ended December 31, 2001, we paid freight costs in the aggregate amount $62,295 to two entities (i.e. AGI Logistics (Shenzhen) Limited (incorporated in Hong Kong) and AGI Freight Services, Inc.) in which Mr. Alfred Lam, a director of Pacific CMA, Inc. is a beneficial shareholder of these two entities. Mr. Alfred Lam is also a director of AGI Freight Services Inc. And, during the period from January 1, 2002 to September 30, 2002, we paid freight costs $71,014 to AGI Logistics (Shenzhen) Limited. At the same time, during the year ended December 31, 2001 and the period from January 1, 2002 to September 30, 2002 we received aggregate amount of freight income of $109,058 and $1,934 respectively from these two entities. Alfred Lam ceased to be a director and a shareholder of AGI Freight Service Inc. as of July 1, 2001, and ceased to be a beneficial shareholder of AGI Logistics (Shenzhen) Limited as of December 16, 2002.

During the year ended December 31, 2001, Pacific CMA, Inc. originally intended to have business development in the Northern China jointly with Sparkle Shipping (China) Limited, Mr. Alfred Lam and Ms Louisa Chan, directors of Pacific CMA, Inc. are the directors of the company. However, having considered the uncertainties of the economic environment, the development project was withdrawn subsequently. The initial deposits of $115,385 was treated as an advance to the related party and it was interest bearing at the rate of 6% p.a. and the amount outstanding is $103,846 as of September 30, 2002 and to be settled within the year of 2002. Total interest income on this deposit received from Sparkle Shipping (China) Limited are $6,508 and $5,192, for the year ended December 31, 2001 and for the period from January 1, 2002 to September 30, 2002 respectively.

On May 11, 2001, we sold all of the issued and outstanding capital stock of our wholly owned subsidiary, AGI Logistics (Shenzen) Limited, (incorporated in People Republic of China) to an entity owned by Alfred Lam and Louisa Chan for $150,000.

As of September 30, 2002 and December 31, 2001, general banking and loan facilities granted by various bankers to AGI Logistics (HK) Limited and its subsidiaries. were collateralized by Alfred Lam and Louisa Chan's personal guarantees amounting to $5,166,667 and $2,990,763.respectively.

As of September 30, 2002 and December 31, 2001, the balance due from Pacific CMA, Inc. `s subsidiaries to Alfred Lam amounting to $299,008 and $3,675 respectively, were unsecured, interest-free and had no fixed repayment terms. As of September 30, 2002, the consideration payable to Mr. Scott Turner, on acquisition of Airgate International Corporation, after netting off a loan receivable of $72,776 due from him to Airgate International Corporation, is $527,224, which is unsecured, interest-free and repayable in four quarterly installments pursuant to the stock purchase agreement.





         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2002, the number of shares of Common Stock currently owned of record and beneficially by current executive officers, directors, persons who hold 5% or more of the outstanding Common Stock of the Company and by current named officers and directors as a group.


                                                               Number of Shares                  Percent of Class
Name and Address (1)                                           Owned Beneficially                     Owned (2)

Alfred Lam                                                        17,000,000 (3)                        75.8%
Louisa Chan (4)                                                            0                               *
Henrik M. Christensen                                                  8,300                               *
Rango Lam                                                             60,800                               *
Scott Turner                                                         850,000                             3.8%
Daisy Law                                                              4,300                               *
Kaze Chan                                                             62,500                               *
Bill Calendra                                                              0                               *
Terrence de Krester                                                        0                               *
Buller Services Corp.                                              8,000,000 (3)                        35.7%

All directors and named executive officers as a group (9          17,985,900                            80.2%
persons)

____________________________

* Indicates that such person owns less than one (1%) percent of Pacific's Common Stock.

1. The address for each of the persons named above, other than Messrs. Christensen and Turner, is Unit D, 11/F, Garment Center, 576-586 Castle Peak Road, Cheung Sha Wan, Kowloon, Hong Kong, and the addresses for Messrs. Christensen and Turner are: c/o Airgate International Corporation, 153-04 Rockaway Blvd., Jamaica, New York 11434. The address for Buller Services Corp. is P.O. Box 84158, Hunghom Bay Post Office, Kowloon.

2. Based on 22,422,450 shares outstanding as of December 31, 2002.

3. Includes 8,000,000 shares owned by Buller Services Corp., Mr. Lam is the sole beneficial owner of such entity.

4. Ms Chan disclaims beneficial ownership of the securities owned by her husband, Alfred Lam.

                    DESCRIPTION OF PACIFIC CMA CAPITAL STOCK

                          Authorized Capital Stock                 Shares Of Capital Stock Outstanding


Common                               100,000,000                                22,422,450
Preferred                            10,000,000                                  None



Common stock


Pacific CMA is authorized to issue 100,000,000 shares of no value par common stock. As of December 31, 2002, there were 22,422,450 shares of common stock outstanding, held of record by 340 stockholders.


The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

Preferred stock

Pacific CMA is authorized to issue 10,000,000 shares of preferred stock. There are no shares of preferred stock outstanding. Pacific CMA has no plans to issue any shares of preferred stock.

Transfer Agent And Registrar

Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 is the transfer agent and registrar for Pacific CMA's common stock.

PLAN OF DISTRIBUTION


We are offering the shares on a "self-underwritten" basis directly through our executive officers and directors named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, other than reimbursements of offering expenses incurred by them. This offering will commence promptly after the effectiveness of the registration statement which this prospectus is a part. This offering will be made on a continuous basis for a period of 90 days, unless extended by us in our sole discretion, for up to an additional 90 days. This offering may be terminated by us earlier if we sell all of the shares being offered or we decide to cease selling efforts.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We may sell shares from time to time in one or more transactions directly by us or, alternatively, we may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. We anticipate that we will enter into several agreements with several sales agents to assist us in identifying and contacting potential investors. Under these agreements, we have generally agreed to pay these sales agents fees based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by us to the investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent and any commissions and fees received by any such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states. To comply with the securities laws of certain jurisdictions, as applicable, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10 % of the selling price of the shares.

In connection with their selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The conditions to obtaining this exemption include the following:

o None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act, at the time of participation;

o None of the selling persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

o None of the selling persons are, at the time of participation, an associated person of a broker or dealer, and

o All of the selling persons meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and (C) do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on this rule.


Following acceptance of the subscription, all funds will be held in account with Wells Fargo Bank until at least 500,000 shares are sold, at which time the initial closing of the sale of shares under this Prospectus will occur and the funds will be delivered to Pacific CMA. If the initial closing does not occur by

90 days from the effective date of this registration statement, we may extend the offering date for an additional 90 days until ___________. If this threshold is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned, without interest or deduction. Subscribers will have no right to the return of their funds during the term of the escrow. Following the initial closing of the sale of the minimum number of shares, we may continue to offer the remaining shares on the same terms as set forth in this Prospectus until [ ], on which date the offering will terminate.


Our officers, directors, existing stockholders and affiliates may purchase shares in this offering and there is no limit to the number of shares they may purchase.

                       WHERE YOU CAN FIND MORE INFORMATION

Pacific CMA is subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, files reports, information statements or other information with the Commission. This prospectus constitutes the prospectus of Pacific CMA that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and may be available at the following Regional Offices of the Commission:

Northwestern Atrium Center, 175 W. Jackson Boulevard, Chicago, Illinois 60604 and 233 Broadway, New York, New York 10275. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

Pacific CMA has filed a registration statement on Form SB-2 relating to the securities offered in this offering with the Securities and Exchange Commission. The prospectus does not contain all of the information set forth in that registration statement. For further information with respect to us and to the securities offered in this offering, you may review that registration statement, including the exhibits thereto. Statements contained in this prospectus as to the content of any contract or other document referred to in this prospectus are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by reference thereto.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy, any security offered by this Shares prospectus, or an offer to sell or a solicitation of an offer to buy, any security by any person in any jurisdiction in which any offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances, imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

EXPERTS

The financial statements of Pacific CMA, Inc. which covered the balance sheet as of December 31, 2001 and 2000 and and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001 included in this prospectus are reliant on the report of Moores Rowland, independent certified public accountants, given on the authority of that firm as experts in auditing.


LEGAL MATTERS

The validity ofour shares of common stock being offered by this prospectus are being passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck, P.C. 1345 Avenue of the Americas, New York, New York 10105.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                   Page No.
Audited Financial Statement for the Year Ended December 31, 2001 and 2000

Independent Auditors Report
Consolidated Statement of Operations

 For the years ended December 31, 2001, 2000 and 1999

Consolidated Balance Sheet
  For the year ended December 31, 2001 and 2000
Consolidated Statements of Stockholders' Equity
   For the years ended December 31, 2001, 2000 and 1999

Consolidated Statements of Cash Flows For the years ended December 31, 2001,
   2000 and 1999

Notes to the Financial Statements
   For the years ended December 31, 2001, 2000 and 1999

Unaudited Financial Statement for the Period Ended  September 30, 2002 and 2001
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows
Notes to the Condensed Consolidated Financial Statements




INDEPENDENT AUDITORS REPORT

To the Board of Directors and Shareholders of Pacific CMA, Inc.

We have audited the accompanying consolidated balance sheets of Pacific CMA, Inc. and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2001 and 2000 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



/s/ Moores Rowland

Moores Rowland
Chartered Accountants
Certified Public Accountants
Hong Kong

Date: March 28, 2002

Pacific CMA, Inc.

Consolidated Statements of Operations
For the years ended December 31, 2001, 2000 and 1999

                                                                      2001                 2000                  1999
                                                                       US$                  US$                   US$

Freight forwarding income                                       13,788,479           14,169,226             9,191,572
                                                         ------------------    -------------------   -------------------

Operating expenses
Cost of forwarding                                             (11,054,263)         (11,290,129)           (7,747,019)
Selling and administrative expenses                             (2,313,228)          (1,822,369)             (964,668)
Depreciation                                                      (199,352)            (105,759)              (47,009)
                                                         ------------------    -------------------   -------------------

Total operating expenses                                       (13,566,843)         (13,218,257)           (8,758,696)
                                                         ------------------    -------------------   -------------------

Income from operations                                             221,636              950,969               432,876
                                                         ------------------    -------------------   -------------------

Non-operating income (expense)
Interest and other income                                           68,699               64,725                 4,682
Interest expense                                                   (24,123)              (5,304)                 (754)
Amortisation of goodwill                                            (1,535)              (1,537)                    -
Gain on disposal of a subsidiary                                    19,729                    -                     -
Deferred offering cost written off                                 (40,545)                   -                     -
                                                         ------------------    -------------------   -------------------

Net non-operating income                                            22,225               57,884                 3,928
                                                         ------------------    -------------------   -------------------

Income before income taxes                                         243,861            1,008,853               436,804

Provision for income taxes (note 6)                                (68,911)            (167,655)              (73,521)
                                                         ------------------    -------------------   -------------------

Net income                                                         174,950              841,198               363,283

Other comprehensive loss
Foreign currency translation adjustments                            (5,413)                (695)               (2,217)
                                                         ------------------    -------------------   -------------------

Comprehensive income                                               169,537              840,503               361,066
                                                         ==================    ===================   ===================

Net income per share

Weighted average number of shares outstanding (Note 3)
Basic                                                           20,884,975           18,166,120            17,000,000
                                                         ==================    ===================   ===================

Diluted                                                         20,999,828           18,232,787            17,000,000
                                                         ==================    ===================   ===================

Net income per share of common stock
- Basic and Diluted (Note 3)                                       US$0.01                US$0.05               US$0.02
                                                         ==================    ===================   ===================


The financial statements should be read in conjunction with the accompanying notes.

Pacific CMA, Inc.

Consolidated Balance Sheet
For the years ended December 31, 2001 and 2000

                                                                                              2001                 2000
                                                                                               US$                  US$

ASSETS
Current assets

                                                                                          841, 472
Cash and cash equivalents                                                                                     2,345,816


Restricted cash                                                                          1,450,896               27,708

Trade receivables                                                                        3,217,839            2,753,215
Deposits, prepayments and other                                                            414,476              168,870
Loan receivable (note 4)                                                                   435,385                    -
Tax refundable                                                                              24,453                  755

                                                                                     ---------------       -------------
Total current assets                                                                     6,384,521            5,296,364
Property, plant and equipment, net (note 5)                                                305,679              360,881
Goodwill                                                                                     4,605                6,149
Deferred taxes                                                                              12,815                    -
Deferred offering costs                                                                          -              225,364
                                                                                     ---------------       -------------
Total assets                                                                             6,707,620            5,888,758
                                                                                    ===============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade payables                                                                           2,683,250            1,984,381
Accrued charges and other creditors                                                        182,880              193,004
Deposit received                                                                                 -               12,382
Due to a director (note 10)                                                                  3,675                1,913
Obligations under hire purchase contracts
     - current portion (note 7)                                                             33,548               49,222
Debt maturing within one year (note 8)                                                     232,667                    -
Income tax payable                                                                               -               89,577
                                                                                    ---------------

Total current liabilities                                                                3,136,020            2,330,479
Obligations under hire purchase contracts
     - non-current portion (note 7)                                                         19,961               28,767
Deferred taxes                                                                                   -               14,495
                                                                                     ---------------       -------------

Total liabilities                                                                        3,155,981            2,373,741
                                                                                    ---------------       -------------

Commitments and Contingencies (note 9)

Stockholders' equity
Common stock with no par value (note 1)                                                     51,165                4,080
Treasury stock                                                                            (180,000)                   -
Additional paid-in capital                                                               1,966,718            1,966,718
Other comprehensive loss                                                                    (8,325)              (2,912)
Retained earnings                                                                        1,722,081            1,547,131
                                                                                     ---------------       -------------
Total stockholders' equity                                                               3,551,639            3,515,017
                                                                                     ---------------       -------------

Total liabilities and stockholders' equity                                               6,707,620            5,888,758
                                                                                     ===============       =============


Approved by the Board of Directors on  March 28, 2002

Alfred Lam                                                     Louisa Chan
Director                                                          Director

The financial statements should be read in conjunction with the accompanying notes.

Pacific CMA, Inc.

Consolidated Statements of Stockholders' Equity For the years ended December 31, 2001, 2000 and 1999

                                                                               Additional            Other
                                                                                  paid-in    comprehensive    Retained
                              Ordinary stock            Treasury stock            capital             loss    earnings     Total
                          ------------------------  ------------------------  -------------  -------------   ---------- ----------
                               Number       US$         Number          US$           US$              US$         US$        US$

     Balance as of
        January 1, 1999    17,000,000     3,400              -            -       641,918                -     342,650    987,968

     Stockholders'
        contributions               -         -              -            -         5,275                -           -      5,275

     Net income                     -         -              -            -             -                -     363,283    363,283

     Translation
        adjustments                 -         -              -            -             -           (2,217)          -     (2,217)
                           -----------  --------    -----------  -----------  ------------          -------   ----------  ---------

     Balance as of
        December 31, 1999  17,000,000     3,400              -            -       647,193           (2,217)    705,933  1,354,309

     Stockholders'
        contributions               -         -              -            -     1,280,405                -           -  1,280,405

     Issue of common
        stock               3,000,000       600              -            -             -                -           -        600

     Issue of common
        stock                 400,000        80              -            -        39,120                -           -     39,200

     Net income                     -         -              -            -             -                -     841,198    841,198

     Translation
        adjustments                 -         -              -            -             -             (695)          -       (695)
                           -----------  ---------   -----------  -----------  ------------            ------    --------  ---------
     Balance as of
        December 31, 2000  20,400,000     4,080              -            -     1,966,718           (2,912)  1,547,131  3,515,017

     Issue of common
        stock                 533,300     8,250              -            -             -                -           -      8,250

     Stock grant              215,750    38,835              -            -             -                -           -     38,835

     Return to treasury    (1,000,000)        -      1,000,000     (180,000)            -                -           -   (180,000)

     Net income                     -         -              -            -             -                -     174,950    174,950

     Translation
        adjustments                 -         -              -            -             -           (5,413)          -     (5,413)
                            ----------   --------   ----------     ------------ ----------          -------    -------    --------

     Balance as of
        December 31, 2001  20,149,050    51,165      1,000,000     (180,000)    1,966,718           (8,325)  1,722,081  3,551,639
                           ===========  ========    ==========     ==========   ==========          =======  ========== ==========

The financial statements should be read in conjunction with the accompanying notes.

Pacific CMA, Inc.

Consolidated Statements of Cash Flows For the years ended December 31, 2001, 2000 and 1999

                                                                       2001                 2000                 1999
                                                                        US$                  US$                  US$
Cash flows from operating activities:
    Net income                                                        174,950              841,198              363,283

Adjustments to reconcile net income to net cash provided by
    operating activities
    Depreciation                                                      199,352              105,759               47,009
    Loss on disposal of property, plant and equipment                  15,040                4,114                1,879
    Amortisation of goodwill                                            1,535                1,537                    -
    Net gain on disposal of a subsidiary                              (19,728)                   -                    -
    Compensation cost                                                  38,835                    -                    -
    Deferred offering costs written off                                40,545                    -                    -
    Amortisation of organization costs                                      -                    -                   40

Changes in working capital:
    Tax refundable                                                    (23,699)              (1,510)                   -
    Deposit received                                                  (12,363)              12,382                    -
    Trade receivables                                                (470,033)            (561,423)            (158,145)
    Deposits, prepayments and other                                  (381,174)              39,336             (166,080)
    Trade payables                                                    702,498              568,849              (68,512)
    Accrued charges and other creditors                                   386               66,519              107,270
    Income tax payable                                                (89,439)             (42,359)              69,123
    Deferred taxes                                                    (27,288)               7,876                4,398
                                                               ----------------     ---------------      ---------------
Net cash provided by operating activities                             149,417            1,042,278              200,265
                                                               ----------------     ---------------      ---------------
Cash flows from investing activities:
    Acquisition of property, plant and equipment                     (174,412)            (221,389)            (180,149)
    Loan receivables                                                 (435,385)                   -                    -
    Sales proceeds from disposal of a subsidiary                      149,888                    -                    -
    Sales proceeds from disposal of property, plant and
      equipment                                                        14,668                7,447                1,156
    Due from other related parties                                          -              368,436             (346,533)
    Acquisition of subsidiaries                                             -              (69,055)                   -
                                                               ----------------     ---------------      ---------------
Net cash (used in) provided by investing activities                  (445,241)              85,439             (525,526)
                                                               ----------------     ---------------      ---------------

Cash flows from financing activities:
    Capital element of hire purchase payments                        (106,155)             (22,471)              (2,052)
    Advances from / to a director                                       1,765               54,023               (1,189)

      Restricted cash                                              (1,423,188)              (1,299)                   -

    Inception of other loans                                          232,667                    -                    -
    Inception of new hire purchase contracts                           81,795                    -                    -
    Additional paid-in capital                                              -            1,319,525                5,275
    Deferred offering costs                                                 -             (225,364)                   -
    Issue of common stock                                               8,250                  680                    -

                                                               ----------------     ---------------      ---------------

Net cash (used in) provided by financing activities                (1,204,866)           1,125,094                2,034

                                                               ----------------     ---------------      ---------------

                                                                   (1,500,690)
Net (decrease) increase in cash and cash
    equivalents                                                                          2,252,811             (323,227)
Exchange differences                                                   (3,654)                 (45)                   -
Cash and cash equivalents at beginning of year                      2,345,816               93,050              416,277

                                                               ----------------     ---------------      ---------------


Cash and cash equivalents at end of year                              841,472            2,345,816               93,050

                                                               ================     ===============      ===============

The financial statements should be read in conjunction with the accompanying notes.

Pacific CMA, Inc.

Notes to the Financial Statements
the years ended December 31, 2001, 2000 and 1999

1.       ORGANISATION AND PRINCIPAL ACTIVITIES

         The Company was initially incorporated under the laws of the State of Colorado on December 29, 1994. After engaging in minimal activity related to its business plan, the Company's activities ceased in early 1995, and the Company became inactive until its reinstatement by the Colorado Secretary of State on September 25, 1998.

         The Company's articles of incorporation authorize up to 100,000,000 shares of common stock, no par value per share. From the Company's date of inception to August 28, 2000, the Company had issued an aggregate of 12,000,000 shares of common stock.

         On August 28, 2000, the Company acquired AGI Logistics (Hong Kong) Limited, a Hong Kong corporation ("AGI"). The acquisition was brought about by transactions that are memorialized in two agreements: (1) Stock Purchase Agreement, by Lam King Ko, Alfred ("Mr. Lam") and by the Selling Stockholders. Pursuant to the terms of the Stock Purchase Agreement, Mr. Lam purchased 9,000,000 shares of the Company's common stock from the selling stockholders. (2) Stock Exchange Agreement, by and between the Company's then-current management and an authorized representative of Buller Services Corporation, a British Virgin Islands International Business Company ("Buller"). Mr. Lam is the sole beneficial owner of Buller, which, prior to the Stock Exchange Agreement becoming effective, was the sole shareholder of AGI. Pursuant to the terms of the Stock Exchange Agreement, the Company acquired 15,000,000 shares of AGI's common stock from Buller, and, in exchange, the Company issued 8,000,000 shares of its common stock to Buller. AGI became a wholly owned subsidiary of the Company.

         The acquisition of AGI, for accounting purposes, has been treated as the acquisition of the Company by AGI with AGI as the accounting acquirer ("reverse acquisition"). On this basis, the historical ordinary stock and stockholders' equity amounts have been retroactively restated to reflect the 17,000,000 shares issued to Mr. Lam as outstanding for all periods presented with the remaining shares owned by the former shareholders of the Company reflected as if issued in a capital transaction on the date of the acquisition. The difference between par value of the Company's and AGI's common stock has been reported in additional paid-in capital.

         On September 1, 2000, the Company issued 400,000 shares of its common stock to certain consultants for professional services rendered and to be rendered to the Company valued at $39,200, which is the fair value of the stock issued. The unit share price and thus the fair value of stock was determined by management by reference to the Company's future earning potential. Management believes that this value is comparable to the values of similar services offered by other services providers in the market. The initial terms of services in the agreement will last for two to three years until December 31, 2003. The amount of $39,200 was expensed during 2000.

         Immediately prior to the effectiveness of the agreements, the Company's issued and outstanding capitalization consisted of 12,000,000 shares of common stock and no shares of preferred stock. Immediately thereafter, it consisted of no shares of preferred stock and 20,400,000 shares of common stock of which 83% was owned by Mr. Lam.

         During the period from February, 20, 2001 to June 30, 2001, an aggregate of 533,300 shares of common stock has been issued at a price of $0.25 per share pursuant to a private placement. The proceeds from this issue, net of issuing expenses of $125,075, was credited to additional paid-in-capital.

         Details of the private placement are documented in the private placement memorandum dated March 31, 2001. The aggregate number of 533,300 shares of common stock issued pursuant to the private placement have been registered for resale under a prospectus filed on August 21, 2001.

         On September 1, 2001 and November 14, 2001, an aggregate of 215,750 shares of common stock was issued pursuant to the Company's 2000 Stock Plan (note 3). These shares are valued at approximately $38,835.

         On November 27, 2001, 1,000,000 shares of common stock have been cancelled and debited as treasury stock. The fair value of shares cancelled was $180,000.

         Pursuant to a an agreement (the "Stock Purchase Agreement") dated December 4, 2001 entered into between InfinityVentures Net, Inc. (the "Selling Shareholder") and the Company, 1,100,000 shares of common stock were issued to the Selling Shareholder at an initial purchase price of $0.0001 per share on December 19, 2001. These 1,100,000 shares were issued in a stock purchase transaction which was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 or Rule 505 or 506 promulgated thereunder. The Stock Purchase Agreement contained several rights and obligations between the parties which have the effect of changing the actual purchase price for the shares. These included a "Call Right" which allowed the Company to repurchase the shares unless the Selling Shareholder contributed additional capital to the Company, a "Release Right" which allowed the Selling Shareholder to cancel the Company's call right by contributing additional capital, and a "Put Right" which required the Company to repurchase a portion of the shares in certain circumstances.

         In conjunction with the Stock Purchase Agreement, pursuant to a private placement prospectus filed on December 26, 2001, the Selling Shareholder intended to offer these 1,100,000 shares of common stock at market price. However, there was a dispute with the Selling Shareholder concerning the issue of whether the shares, with the understanding that they would be subject to the Company's call right, remained valid even though it was not possible to get the registration statement for the shares approved by the SEC. The SEC would not accept the structure of the transaction unless the Selling Shareholder was legally obligated to pay the additional consideration. The Selling Shareholder refused to agree to an unconditional obligation to pay for the shares so it was not possible to get the registration statement approved to the transaction. For this reason, a "Request for Withdrawal" for the private placement was filed on February 8, 2002. These 1,100,000 shares of common stock were then cancelled and the initial purchase price of $110 was returned to the Selling Shareholder.

         For accounting purposes, these 1,100,000 shares of common stock were excluded from the outstanding capital stock of the Company to reflect the substance of the whole transaction.

         As of December 31, 2001, the Company's issued and outstanding capital stock comprised of 20,149,050 shares of common stock, 1,000,000 shares of treasury stock and no shares of preferred stock.

The details of the subsidiaries of the Company and their principal activities as of the date of this report are summarized below:

        Name of company                       Date of        Place of           Equity interest owned        Principal
                                              formation      incorporation      by the Company               activities

                                                                                 Directly    Indirectly

        AGI Logistics (Hong Kong)          August 12, 1998         Hong Kong           100%          -         Freight
          Limited                                                                                              forwarding

        Sparkle Shipping, Godown,             June 2, 1999         Hong Kong              -          100%      Freight
          Wharf & Transp. Co., Limited                                                                         forwarding

        Guangzhou Huasheng                December 2, 1998         Hong Kong              -          100%      Freight
          International Forwarding                                                                             forwarding
          Limited

The acquisition of Sparkle Shipping, Godown, Wharf & Transp. Co., Limited was a reorganisation of companies under common control and has been accounted for effectively as a pooling of interests and the consolidated financial statements of the Company have been presented as if this subsidiary had been owned by the Company since its date of incorporation.

2.       STOCK-BASED COMPENSATION


         The Company has a 2000 Stock Plan ("Plan") to issue stock options and grants pursuant to various employment agreements with employees. Under the Plan, on September 1, 2000 the Company issued options to purchase 200,000 shares of the Company's common stock at an exercise price of $0.098, this option exercise price was equal to the estimated fair market value of the Company's common stock at the date of grant. The maximum number of shares of the Company's common stock available for issuance under the Plan is 2,200,000 shares. As of December 31, 2001, the maximum number of shares available for future grants under the Plan is 1,784,250 shares. The options vest over an 18-month period from the date of grant and expire on August 31, 2005. Any proceeds received by the Company from exercises of stock options are credited to common stock and additional paid-in capital.




         The Company has elected to follow APB Opinion No. 25, `Accounting for Stock Issued to Employees', in accounting for its employee stock options. Accordingly, no compensation expense was recognized in the Company's financial statements because the exercise price of the Company's employee stock options equals the market price of the Company's common stock on the date of grant. The pro forma effect of applying the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" fair value method instead of the APB Opinion No. 25 intrinsic value based method of measuring compensation costs to the Company's stock-based awards was not significant to reported net income and earnings per share.


         Changes in outstanding options under the employee stock options are as follows:-


                                                               2001                                     2000
                                                ------------------------------------      ----------------------------------
                                                  Options          Weighted-Average           Options      Weighted-Average
                                                                   Exercise Price                          Exercise Price

                                                                            US$                                    US$

        Granted during 2000 and                   200,000                 0.098           200,000                 0.098
          outstanding (exercisable)
          at end of year
        -------------------------------    ==============     =================         ============    ==================


As of December 31, 2001, the weighted-average exercise price of all outstanding options was $0.098 and the weighted-average remaining contractual life was 2.17 years.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Principles of consolidation
                  The consolidated financial statements include the financial information of the Company, its majority-owned and controlled subsidiaries (collectively known as "the Group"). All material intercompany balances and transactions have been eliminated in consolidation.

         (b)      Statement of cash flows
                  For the purposes of the statement of cash flows, the Group considers all highly liquid debt instruments with an original maturity within three months to be cash equivalents.

         (c)      Comprehensive income

                  The Group adopted SFAS No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Group's other comprehensive income / loss mainly comprises the translation adjustments resulting from the process of translating foreign currency financial statements into reporting currency.


         (d) Property, plant and equipment and depreciation Property, plant and equipment is stated at cost less accumulated depreciation.

                  The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance and overhaul costs, are normally recognized as expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

                  When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

                  Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives from the date on which they become fully operational and after taking into account their estimated residual values, using the straight-line method at the following rate per annum:

                         Furniture and fixtures                       3 years
                         Office equipment                             3 years
                         Motor vehicles                               3 years

                  The Group recognizes an impairment loss on property, plant and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         (e)      Revenue recognition
                  Revenue represents income arising from freight forwarding services which is recognized when freight is received from the shipper (for import freight) or when freight leaves the carrier's terminal (for export freight) with accrual of the estimated direct costs to complete delivery of freight-in-transit.

         (f)      Leased assets
                  A hire purchase contract is a contract for hire of an asset which contains provision giving the hirer an option to acquire legal title to the asset upon the fulfilment of certain conditions stated in the contract. Property, plant and equipment held under hire purchase contracts are capitalized at their fair values at the date of acquisition. The corresponding liabilities to the hirer, net of interest charges, is included in the balance sheet as a hire purchase obligation and categorized under current or non-current liabilities.

                  Depreciation is provided on the cost of the assets on a straight-line basis over their estimated useful lives as set out in note 3(d) above. Finance charges implicit in the purchase payments are charged to the statement of operations over the periods of the contracts so as to produce an approximately constant periodic rate of charge on the remaining balances of the obligations for each accounting period.

         (g)      Operating leases
                  Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable under operating leases are recognized as an expense on the straight-line basis over the lease terms.

         (h)      Income taxes
                  Provision for income and other related taxes have been provided in accordance with the tax rates and laws in effect in Hong Kong.

                  The Company and its subsidiaries did not carry on any business in the United States of America. No provision for withholding or U.S. federal income taxes or tax benefits on the undistributed earnings and / or losses of the Company and its subsidiaries has been provided as the earnings of the subsidiaries, in the opinion of the management, will be reinvested indefinitely.

                  The Group provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         (i)      Foreign currency translation
                  The Company and its subsidiaries maintain their accounting books and records in Hong Kong Dollars ("HK$") and transactions involving foreign currencies are translated at the approximate rates of exchange existing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the year end are retranslated at the approximate rates of exchange existing at that date. Translation differences are included in the statement of operations.

         (j)      Uses of estimates
                  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires the Group's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual amounts could differ from those estimates.

         (k)      Related party
                  Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

         (l)      Fair value of financial instruments
                  The estimated fair values for financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments", are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Group's financial instruments, which include cash trade receivables, trade payables and advances due from / to a director and related parties approximate their carrying value in the financial statements

         (m)      Bad debts
                  The Group routinely assesses the financial strength of its customers. Credit losses are provided for in the financial statements in the form of an allowance for doubtful accounts, based upon past experiences and current market conditions.

         (n)      Segment reporting
                  The Group adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". The Group's results of operations and financial position were affected by the implementation of SFAS No. 131 as it operates in more than one line of business. Segment information is disclosed in note 16 to the financial statements.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         (o)      Net income per share
                  According to the requirements of SFAS No. 128, "Earnings Per Share"("EPS"), basic earnings per share are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding. The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the weighted-average number of shares outstanding is adjusted to include estimates of additional shares that would be issued if potentially dilutive common shares had been issued. In addition, income available to common stockholders is adjusted to include any changes in income or loss that would result from the assumed issuance of the dilutive common shares.

                  The following is a reconciliation of the numerator and denominator of basic and diluted earnings per share

                                                                   2000                               1999
                                2001
                  ---------------------------------  ---------------------------------  ---------------------------------
                    Income       Shares   Per-Share    Income       Shares   Per-Share    Income       Shares   Per-Share
                                            Amount                             Amount                             Amount
                  ---------  -----------  ---------  ---------  -----------  ---------  ---------  -----------  ---------
                     US$                     US$        US$                     US$        US$                     US$
   Net Income
   (Loss)          174,950                            841,198                            363,283
                  ---------                          ---------                          ---------
   Basic EPS
    Income
      (loss)
      available
      to common
      stockholders 174,950    20,884,975     0.01     841,198      18,166,120   0.05     363,283   17,000,000       0.02
                                            ======                              =====                          =========

   Effect of
      dilutive
      securities

   Stock options         -       114,853                    -          66,667                  -            -
                  ---------   ----------             ---------     -----------          --------  -----------

   Diluted EPS
   Income (loss)
      available
      to common
      stockholders
      and
      assumed
      conversions  174,950    20,999,828     0.01     841,198      18,232,787   0.05    363,283    17,000,000       0.02
                  =========   ==========    ======  =========      ==========   =====  =========   ===========  =========

(i) Stock options were granted to purchase 200,000 shares of common stock at an exercise price of $0.098 on September 1, 2000. These options are still outstanding at the end of December 31, 2001 and will expire on August 31, 2005.

(ii) On September 1, 2001, certain stock grants to purchase 176,000 shares of common stock were granted and exercised at an aggregate exercise price of $10 pursuant to the terms stipulated in the Company's 2000 Stock Plan. Another 39,750 shares of common stock were granted and exercised on November 14, 2001 at an exercise price of $nil.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         (p)      Goodwill
                  Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at dates of acquisition and is amortised on a straight-line method over 5 years.

         (q)      Accounting pronouncements
                  There are no new accounting pronouncements for which adoption is expected to have a material effect on the Group's financial statements.


         (r)      Cash and cash equivalents
                  Cash equivalents include all highly liquid investments, generally with original maturities of three months or less, that are readily convertible to known amount of cash and are so near maturity that they represent insignificant risk of changes in value because of changes in interest rates.


4.       LOAN RECEIVABLE


         Loan receivable amounting to $320,000 is due from a business partner. The amount is secured by personal guarantee of a director of the borrower, bearing interest at 8.5% per annum and repayable on or before May 30, 2002. Considering the past payment history of this business partner, no allowance for uncollectibility is considered necessary at December 31, 2001. The loan is not considered impaired in accordance with SFAS No. 114.


         The remaining amount of $115,385 is due from a company controlled by directors of the Company, which is unsecured, bearing interest at 6% per annum and has no fixed repayment term.

5.       PROPERTY, PLANT AND EQUIPMENT

                                                                                                2001               2000

                                                                                                 US$                US$



           Office equipment                                                                  180,390            142,579
           Furniture and fixture                                                             255,181            219,076
           Motor vehicles                                                                    204,804            154,015
           Container                                                                               -                769
           Less: Accumulated depreciation                                                   (334,696)          (155,558)
                                                                                       ---------------    --------------
           Net book value                                                                    305,679            360,881
                                                                                       ===============    ==============


As of December 31, 2000, the cost and accumulated depreciation of property, plant and equipment held under hire purchase contracts amounted to $93,523 and $22,757 respectively. As of December 31, 2001, the corresponding amounts are $114,917 and $47,666 respectively.

6.       INCOME TAXES

         Income tax expense is comprised of the followings:


                                                                              2001                2000             1999
                                                                               US$                 US$              US$

           Current taxes                                                    96,199             159,780           69,123
           Deferred taxes                                                  (27,288)              7,875            4,398
                                                                            ------             -------           ------
           Income tax expense                                               68,911             167,655           73,521
                                                                            ======             =======           ======


         The Group is subject to income taxes on income arising in or derived from the tax jurisdiction in which it is domiciled and operates and accordingly, it is subject to Hong Kong profits tax at a current rate of 16% (2000: 16%, 1999:16%).

         A reconciliation of the income tax provision to income taxes computed using the Hong Kong statutory income tax rate is summarized below:


                                                                            2001               2000                1999
                                                                             US$                US$                 US$

           Income before income taxes                                    243,861          1,008,853             436,804

           Hong Kong statutory tax rate                                       16%               16%                 16%
                                                                         --------         ----------           ---------

          Tax at Hong Kong statutory rate                                 39,017            161,416              69,889

           Permanent differences on tax computation

             - tax losses unlikely to be relieved in the
                 foreseeable future                                       30,382              6,272               4,154

             - non-deductible expenses                                     3,248              6,838                 118

             - non-taxable income                                         (3,736)            (6,871)               (640)
                                                                        --------           --------             -------


           Income tax provision                                           68,911            167,655              73,521
                                                                       =========            ========            =======

         The Group's deferred income taxes assets and liabilities at December 31, 2001 and 2000 comprise mainly the tax effect on temporary differences in respect of the excess of tax allowances over depreciation provided on the Group's property, plant and equipment, net of unutilised tax losses carried forward.

7.       OBLIGATIONS UNDER HIRE PURCHASE CONTRACT

         The Group hires motor vehicles under hire purchase contracts. The scheduled future minimum lease payments are as follows:

                                                                                             2001                 2000
                                                                                              US$                  US$

           Payable during the following period:

             Within one year                                                                 39,045              57,407
             Over one year but not exceeding two years                                       18,376              30,585
             Over two years but not exceeding three years                                     4,818               3,927
                                                                                       -------------      --------------



           Total minimum lease payments                                                      62,239              91,919
           Less: amount representing interest                                                (8,730)            (13,930)
                                                                                       -------------      --------------
           Present value of net minimum lease payments                                       53,509              77,989
                                                                                       =============      ==============

8.       DEBT MATURING WITHIN ONE YEAR

         Debt maturing within one year represents short-term bank loans and is summarized as follows:

                                                               Weighted-average      Outstanding debts maturing
                                                               interest rates        within one year
                                                               -----------------     ----------------------------
                                                                              %                             US$
         As at December 31,
         2001                                                              5.97                         232,667



         The interest on amounts borrowed under the various loan agreements is at money market rates. The short term loans are collateralized by guarantees of directors (note 10).

9.       COMMITMENTS AND CONTINGENCIES

         Commitments under operating leases:

         The Group had outstanding commitments not provided for under non-cancellable operating leases in respect of land and buildings, the portion of these commitments which are payable in the following years is as follows:
                                                               US$

           2002                                             236,667
           2003                                             190,598
           2004                                              28,996
                                                            --------

           Total operating lease commitments                456,261
                                                            =========

         Contingencies

         The Group has pledged cash and cash equivalents and fixed deposits of $1,450,896 (2000: $27,708) to secure general banking facilities and guarantees given by a bank to third parties.


10.      RELATED PARTY TRANSACTIONS

         During the years ended December 31, 2001, 2000 and 1999, the Group had the following transactions with related parties in which the Company's directors have beneficial interests:


                                                                           2001                  2000              1999
                                                                            US$                   US$               US$


           Loan advanced to a company controlled by directors of        (115,385)                    -               -
             the Company

           Proceeds from disposal of a subsidiary to a company
             controlled by directors of the Company (Refer to Note
             17)                                                        150,000                    (-)              (-)

           Acquisition of a subsidiary from directors of the
             Company                                                          -               (12,840)                -

           Payment of freight cost to companies controlled by           (62,295)              (18,476)          (26,396)
             directors of the Company

           Received freight income from companies controlled by
             directors of the Company                                   109,058                26,956             8,679

           Received interest income from a company controlled by          6,508                10,700                 -
             directors of the Company
                                                                         =======              ========            =========

10.      RELATED PARTY TRANSACTIONS (COND'T)


         (a) The Group originally intended to have business development in the Northern China jointly with a related party. However, having considered the uncertainties of the economic environment, the development project was withdrawn subsequently. The initial deposits of $115,385 was treated as an advance to the related party and it was interest bearing at the rate of 6% p.a. and is to be settled within the year of 2002.

         (b) As of December 31, 2001, general banking and loan facilities granted by various bankers to the Group were secured by directors' personal guarantees amounting to $2,990,763.

         (c) As of December 31, 2000 and 2001, the balance due from the Group to a director amounting to $1,913 and $3,675 respectively were unsecured, interest-free and had no fixed repayment terms.


11.      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                                                 2001              2000            1999
                                                                                  US$               US$             US$
           Cash paid for:
             Income taxes                                                     210,091           203,648               -
             Interest expense                                                  14,856             5,304             754
                                                                              =======           =======             ====

12.      OTHER SUPPLEMENTAL INFORMATION

         The following items are included in the consolidated statements of operations.


                                                                                 2001              2000            1999
                                                                                  US$               US$             US$
           Executive compensation

             Directors' emoluments - salaries                                   50,000           50,000           46,154
           Interest income                                                      60,287           53,774            5,187
           Rental expenses under operating leases                              243,314          188,552           89,794
           Hire of other assets under operating leases                           5,062            2,157            1,990
                                                                               ========         =======           =======

13.      DISTRIBUTION OF PROFIT

         In the opinion of management, any undistributed earnings of the Company and its subsidiaries will be reinvested indefinitely.


14.      RETIREMENT PLAN

         The Group did not operate any retirement plan before December 2000. Following the implementation of the Mandatory Provident Fund ("MPF") in Hong Kong with effect from December 2000, the Group operates a MPF plan for its Hong Kong employees. The assets of the MPF are held separately from those of the Group in a provident fund managed by an independent trustee. The Group commenced to make contributions to the MPF in January 2001 and accordingly, pension expenses of $44,329 have been incurred by the Group during the year ended December 31, 2001.

15.      OPERATING RISKS

a) Concentration of credit risk

         The Group provided forwarding services to a number of customers. Details of individual customers accounting for more than 5% of the Group's sales appear in note 16(b).

         Concentration of accounts receivable as of December 31, 2001, 2000 and 1999 are as follows:

                                  2001             2000              1999
                                     %                %                 %
        Customer A                  12                8                20
        Customer B                   8                -                 8
        Customer C                   7                -                 -
        Customer D                   6                -                 -
        Customer E                   -                9                 -
        Customer F                   -                7                 -
        Customer G                   -                5                 -
        Customer H                   -                -                 8
                         -------------    -------------     -------------

                                   33               29                36
                         =============    =============     =============

         Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentration of credit risk (whether on or off balance sheet) arose from the Group's major customers and related companies but the directors, in their opinion, consider that the risk of recoverability of the unreserved receivable is minimal.

b) Concentration of suppliers

         The Group sourced forwarding services from a number of suppliers. Details of individual suppliers accounting for more than 5% of the Group's cost of sales appear in note 16(c).

         Concentration of account payable as of December 31, 2001, 2000 and 1999 are as follows:

                                 2001             2000              1999
                                    %                %                 %
        Supplier I                 15                -                 -
        Supplier J                 13               23                15
        Supplier K                  -               11                 6
        Supplier L                  -                -                 9
        Supplier M                  -                -                 7
        Supplier N                  -                -                 6
        Supplier O                  -                -                 6
                                   -------------    -------------     ----------
                                    28               34                49
                                   =============    =============     ==========

16.      SEGMENTS OF THE BUSINESS

(a)      Business segments

The Group operates mainly in three business segments, being the provision of (i) air forwarding, (ii) sea forwarding and (iii) land forwarding services.

The following table summarized the Group's operations during the years ended December 31, 2001, 2000 and 1999 analyzed into air, sea and land forwarding services.:


                                   Air forwarding                               Sea forwarding
                      ------------------------------------------  -------------------------------------------
                             2001          2000           1999           2001           2000           1999
                      ------------  -------------  -------------  -------------  -------------  -------------
                              US$           US$             US$            US$            US$            US$
Turnover                9,870,536     9,464,981       7,516,402      3,814,375      4,616,022      1,655,210

Cost of sales          (7,938,785)   (8,031,760)     (6,520,466)    (3,020,131)    (3,185,126)    (1,210,142)


Depreciation              (49,367)      (26,236)        (13,803)        (6,445)       (57,604)       (33,206)

Interest income                 -        26,727           3,557              1         26,108          1,630

Interest expenses          (9,603)            -               -              -              -              -

Other segment
  expenses
  attributable to
  segment                (750,266)     (698,958)       (399,572)      (347,696)      (301,049)      (199,303)

Taxation                  (59,460)      (83,895)        (50,730)       (11,129)       (83,760)       (22,791)
                      ------------  -------------  -------------  -------------  -------------  -------------

Segment income          1,063,055       650,859         535,388        428,975      1,014,591        191,398
                      ============  =============  =============  =============  =============  =============

Net other
  unallocated
  expenses *


Net income


Total assets            5,044,008     4,377,698       2,373,283      1,582,763      1,418,986        342,722
                      ============  =============  =============  =============  =============  =============


                         *The amounts comprised general administration expenses
                          such as office overhead for which it was impracticable to make an allocation into each reportable segment.


                                    Land forwarding                               Total
                      --------------------------------------  -------------------------------------------
                             2001        2000         1999           2001           2000           1999
                      --------------  -----------  ----------  -------------  -------------  -------------
                              US$         US$          US$            US$            US$            US$
Turnover                  103,568      88,223       19,960     13,788,479     14,169,226      9,191,572

Cost of sales             (95,347)    (73,243)     (16,411)   (11,054,263)   (11,290,129)    (7,747,019)


Depreciation              (17,030)    (14,053)           -        (72,842)       (97,893)       (47,009)

Interest income                 -         939            -              1         53,774          5,187

Interest expenses          (5,742)     (3,495)           -        (15,345)        (3,495)

Other segment
  expenses
  attributable to
  segment                 (72,669)    (58,959)           -     (1,170,631)    (1,058,966)      (598,875)

Taxation                    1,678           -            -        (68,911)      (167,655)       (73,521)
                        -----------  -----------  ----------  -------------  -------------  -------------

Segment income            (85,542)    (60,588)       3,549      1,406,488      1,604,862        730,335
                        ===========  ===========  ==========

Net other
  unallocated
  expenses *                                                   (1,231,538)      (763,664)      (367,052)
                                                              -------------  -------------  -------------

Net income                                                        174,950        841,198        363,283
                                                              =============  =============  =============

Total assets               80,849      92,074        4,489      6,707,620      5,888,758      2,720,494
                         ===========  ===========  ==========  =============  =============  =============

                         *The amounts comprised general administration expenses
                          such as office overhead for which it was impracticable to make an allocation into each reportable segment.

16.      SEGMENTS OF THE BUSINESS (COND'T)


(b) Details of individual customer accounting for more than 5% of the Group's sales are as follows:

                                                                                2001             2000           1999
                                                                                   %                %              %
        Major customer
        C                                                                          6                -              -
        P                                                                          -                5              -
                                                                         ============     ============    ===========


(c) Details of individual suppliers accounting for more than 5% of the Group's cost of sales are as follows:

                                                                                2001             2000           1999
                                                                                   %                %              %
        Major suppliers
        I                                                                         20                -              -
        J                                                                         16               13              -
        K                                                                          -                8              -
        O                                                                          -                7              -
        Q                                                                          -                -             19
        R                                                                          -                -             12
        S                                                                          -                -              5
                                                                         ------------     ------------    -----------
                                                                                  36               28             36
                                                                         ============     ============    ===========


(d)      Geographical segments

         The table below summarized the Group's turnover during the year ended December 31, 2001, 2000 and 1999 and total assets as of that dates analyzed into geographical locations:


                                                                           2001               2000               1999
                                                                            US$                US$                US$

        Turnover
             *IATA Area 1                                             9,800,637          5,377,669          4,443,006
             *IATA Area 2                                             1,307,388             35,800            160,628
             *IATA Area 3                                             2,680,454          8,755,757          4,587,938
                                                                 ---------------     --------------    ---------------

        TOTAL                                                        13,788,479         14,169,226          9,191,572
                                                                 ===============     ==============    ===============

16.      SEGMENTS OF THE BUSINESS (COND'T)


                                                 2001                                                2000
                            -----------------------------------------------     -----------------------------------------------
                                   Trade            Other      Total assets            Trade            Other      Total assets
                             receivables           assets                        receivables           assets
                            ------------- -- ------------- -- ------------- --- ------------- -- ------------- -- -------------
                                     US$              US$               US$              US$              US$              US$

        Assets
        *IATA Area 1           2,051,128                -         2,051,128        1,709,667                -        1,709,667
        *IATA Area 2              25,905                -            25,905            4,019                -            4,019
        *IATA Area 3           1,140,806        3,489,781         4,630,587        1,039,529        3,135,543        4,175,072
                            -------------    -------------    -------------     -------------    -------------    -------------

        TOTAL                  3,217,839        3,489,781         6,707,620        2,753,215        3,135,543        5,888,758
                            =============    =============    =============     =============    =============    =============


                                            1999
                            -----------------------------------------------
                               Trade            Other         Total assets
                             receivables        assets
                            ------------- -- ------------- -- -------------
                                     US$              US$               US$

        Assets
        *IATA Area 1           1,399,245           4,668         1,403,913
        *IATA Area 2               1,668              93             1,761
        *IATA Area 3             433,782         881,038         1,314,820
                            -------------    -------------    -------------

        TOTAL                  1,834,695         885,799         2,720,494
                            =============    =============    =============

* IATA Area 1 comprises all of the North and South American Continent and the adjacent islands, Greenland, Bermuda, the West indies and the islands of the Caribbean Sea, the Hawaiian Islands (including Midway and Palmyra).

              IATA Area 2 comprises all of Europe (including the European part of the Russian Federation) and the adjacent islands, Iceland, the Azores, all of Africa and the adjacent islands, Ascension Island, that part of Asia lying west of and including Iran (Islamic Rep.
              6f).

              IATA Area 3 comprises all of Asia and the adjacent islands, except that portion included in IATA Area 2, all of the Esat Indies, Australia, New Zealand and the adjacent islands, the islands of the Pacific Ocean, except those included in IATA Area 1


17.      DISPOSAL OF A SUBSIDIARY


         On May 11, 2001, the Group sold all of the issued and outstanding stock of its wholly owned subsidiary, AGI Logistics (Shenzhen) Limited (`AGI Shenzhen') to a related party at a consideration of $150,000, which was settled upon the execution of the sales and purchase contract.

         AGI Shenzhen was incorporated in the People's Republic of China (`the PRC') and principally engaged in the freight operation in the PRC. Because the Group has another subsidiary engaged in the provision of freight service in the South China regions, the Group decided to dispose of AGI Shenzhen in order to achieve cost efficiency in the PRC operation. AGI Shenzhen recorded a loss of $52,834 during 2001 up to the date of disposal. The disposal was made to a related party because it offered a reasonable consideration to the Group. The Group recognized the gain on disposal in the income statement.

         In connection with this transaction, the Group recognized a gain of $19,728
                                                            US$
         Net assets disposed:
               Trade and other receivables                  140,954
               Cash at banks                                    112
               Trade and other payables                      (2,386)
               Provision for taxation                            (4)
               Due to fellow subsidiaries                    (8,404)

                                                          ----------

                                                            130,272
         Selling prices                                     150,000

                                                         ----------

          Gain on disposal                                   19,728

                                                         ==========

                                                            US$
         Cash proceeds                                      150,000
         Cash and cash equivalents disposed of                 (112)

                                                        -----------


         Net inflow of cash and cash equivalents in respect of the disposal of subsidiary
                                                            149,888

                                                         ==========

                                PACIFIC CMA, INC.
                     (CONDENSED CONSOLIDATED BALANCE SHEETS)


                                                                                (Unaudited)
                                                                                September 30,                December 31,
                                                                                     2002                        2001
                                                                                              $                        $
ASSETS

Current assets
Cash and cash equivalents                                                               598,031                   841,472
Restricted cash                                                                       2,509,618                 1,450,896
Trade receivables                                                                     6,411,578                 3,217,839
Deposits, prepayments and other                                                       1,401,083                   414,476
Loans receivable                                                                        407,846                   435,385
Tax refundable                                                                                -                    24,453
                                                                                -----------------        ------------------

Total current assets                                                                 11,328,156                 6,384,521

Property, plant and equipment, net                                                      329,595                   305,679
Goodwill                                                                              4,399,768                     4,605
Deferred taxes                                                                          297,374                    12,815
Loan receivable                                                                          89,484                         -
                                                                                -----------------        ------------------

Total assets                                                                         16,444,377                 6,707,620
                                                                                =================        ==================

See notes to condensed consolidated financial statements.

                                PACIFIC CMA, INC.
                     (CONDENSED CONSOLIDATED BALANCE SHEETS)

                                                                                     (Unaudited)
                                                                                     September 30,            December 31,
                                                                                         2002                     2001
                                                                                                $                       $
LIABILIITES AND STOCKHOLDERS' EQUITY

Current liabilities
Bank overdrafts                                                                            973,480                       -
Trade payables                                                                           7,970,389               2,683,250
Accrued charges and other creditors                                                        209,781                 182,880
Due to directors                                                                           676,232                   3,675
Obligations under hire purchase contracts
     - current portion                                                                      47,828                  33,548
Debt maturing within one year                                                              511,082                 232,667
Tax payable                                                                                 63,521                       -
                                                                                 -----------------       ------------------
Total current liabilities                                                               10,452,313               3,136,020
Obligations under hire purchase contracts
    - non-current portion                                                                        -                  19,961
Due to a director                                                                          150,000                       -
Debt maturing over one year                                                                150,000                       -
                                                                                 -----------------       ------------------
Total liabilities                                                                       10,752,313               3,155,981
                                                                                 -----------------       ------------------
Stockholders' equity

Common stock with no par value                                                              51,165                  51,165
Treasury stock                                                                            (180,000)               (180,000)
Additional paid-in capital
                                                                                         3,384,293               1,966,718

Other comprehensive loss                                                                    (8,325)                 (8,325)
Retained earnings                                                                        2,444,931               1,722,081
                                                                                 -----------------       ------------------

Total stockholders' equity                                                               5,692,064               3,551,639
                                                                                 -----------------       ------------------

Total liabilities and stockholders' equity                                              16,444,377               6,707,620
                                                                                 =================       ==================

See notes to condensed consolidated financial statements.

                                PACIFIC CMA, INC.
                (CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS)


                                                        (Unaudited)                              (Unaudited)
                                                     Nine months ended                        Three Months ended
                                                       September 30,                              September 30,

                                                 ----------------------------------    ------------------------------------
                                                           2002               2001               2002                2001
                                                 ---------------    ---------------    ----------------    ----------------
                                                              $                  $                  $                   $

Freight forwarding income                            31,039,968          8,743,810         17,330,804           3,523,067
                                                 ---------------    ---------------    ----------------    ----------------

Operating expenses
Cost of forwarding                                  (25,963,970)        (6,855,183)       (14,719,498)         (2,901,472)
Selling and administrative expenses                  (3,843,125)        (1,560,963)        (1,966,707)           (586,540)
Depreciation and amortization                          (150,836)          (148,861)           (47,943)            (53,291)
                                                 ---------------    ---------------    ----------------    ----------------

Total operating expenses                            (29,957,931)        (8,565,007)       (16,734,148)         (3,541,303)
                                                 ---------------    ---------------    ----------------    ----------------

Income (loss) from operations                         1,082,037            178,803            596,656             (18,236)
                                                 ---------------    ---------------    ----------------    ----------------

Non-operating income
Net gain on disposal of a subsidiary                     11,390             19,280                  -                   -
Interest and other income                                96,179             49,725             42,646              13,976
Interest expense                                        (61,020)            (7,439)           (23,347)             (1,890)
                                                 ---------------    ---------------    ----------------    ----------------

Net non-operating income                                 46,549             61,566             19,299              12,086
                                                 ---------------    ---------------    ----------------    ----------------

Income (loss) before income taxes                     1,128,586            240,369            615,955              (6,150)

Provision for income taxes                             (405,736)           (60,717)          (285,239)            (21,274)
                                                 ---------------    ---------------    ----------------    ----------------

Net income (loss)                                       722,850            179,652            330,716             (27,424)

Other comprehensive (loss) income
Foreign currency translation adjustments                      -             (5,395)                 -                  17
                                                 ---------------    ---------------    ----------------    ----------------

Comprehensive income (loss)                             722,850            174,257            330,716             (27,407)
                                                 ===============    ===============    ================    ================
Net income per share

Weighted average number of shares outstanding
Basic                                                21,240,636         20,808,998         22,198,312          20,990,691
                                                 ===============    ===============    ================    ================
Diluted                                              21,364,867         21,008,998         22,322,543          21,190,691
                                                 ===============    ===============    ================    ================
Net income (loss) per share of common
    stock
Basic and Diluted                                         0.03               0.01                0.01              (0.01)
                                                 ===============    ===============    ================    ================



See notes to condensed consolidated financial statements.

                                PACIFIC CMA, INC.
                (CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS)


                                                                                      (unaudited)                (unaudited)
                                                                                      September 30,              September 30,
                                                                                          2001                       2002

                                                                                                $                        $
Cash flows from operating activities:
         Net income                                                                       722,850                  179,652
Adjustments to reconcile net income to net cash provided by
         (used in) operating activities
         Depreciation and amortization                                                    150,836                  148,861
         Loss on disposal of property, plant and equipment                                  6,773                   15,040
         Net gain on disposal of a subsidiary                                             (11,390)                 (19,280)
         Compensation cost                                                                 57,575                   31,680
Changes in working capital:

         Tax refundable                                                                    24,453                      754
         Deposits received                                                                      -                  (12,363)
         Accounts receivable                                                           (1,295,696)                 (74,057)
         Deposits, prepayments and other                                                 (727,173)                (177,193)


         Deferred taxes                                                                   276,638                  (31,048)
         Accounts payable                                                               1,454,337                 (715,652)
         Accrued charges and other creditors                                             (185,086)                 278,574
         Bill payable                                                                           -                  235,021
         Tax payable                                                                       63,521                   68,400
                                                                                    -----------------       -------------------

Net cash provided by (used in) operating activities                                       537,638                  (71,611)
                                                                                    -----------------       -------------------



Cash flows from investing activities:

         Loan receivable                                                                   28,628                 (115,385)
         Due from (to) other related parties                                                    -                 (604,664)
         Acquisition of property, plant and equipment                                    (129,246)                (170,941)
         Sales proceeds from disposal of a subsidiary                                      29,724                  149,888



         Sales proceeds from disposal of property, plant and equipment                     15,000                   14,668
        Acquisition of a subsidiary                                                      (313,618)                       -


                                                                                 -----------------       -------------------

Net cash used in investing activities                                                    (369,512)                (726,434)


                                                                                -----------------       -------------------
Cash flows from financing activities:

         Restricted cash                                                              (1,05 8,722)              (1,546,996)


         Inception of new hire purchase contracts                                          28,205                   62,821
         Capital element of hire purchase payments                                        (24,003)                 (55,841)
         Advance to a director                                                           (159,147)                (115,248)
         Repayment of unsecured bank loan                                                       -                  (14,102)
         Inception of other loans                                                          40,027                        -
         Capital element of other loan payments                                          (211,612)                       -
         Bank overdrafts                                                                  973,480                  1 75,434


         Additional paid-in capital                                                             -                   123,325
         Unsecured bank loan                                                                    -                    89,744
                                                                                   -----------------       -------------------


Net cash used in financing activities                                                    (411,772)               (1,280,863)
                                                                                   ------------------      -------------------



Net decrease in cash and cash equivalents                                                (243,646)               (2,078,908)

Exchange difference                                                                           205                    (8,353)
Cash and cash equivalents at beginning of period                                          841,472                 2,345,816
                                                                                      -----------------       ------------------




Cash and cash equivalents at end of period                                                598,031                   258,555
                                                                                       ================       ==================


See notes to condensed consolidated financial statements.

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 1.       Basis of Presentation


              The accompanying unaudited condensed consolidated financial statements of Pacific CMA, Inc. (the "Company") and its subsidiaries (the "Group") as of December 31, 2001 and September 30, 2002 and for the nine months and three months ended September 30, 2001 and 2002 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of the Company's management, all adjustments, consisting only of normal recurring adjustments, considered necessary to present fairly the condensed consolidated financial statements have been made.

              The condensed consolidated statement of operations for the nine months and three months ended September 30, 2002 and 2001, and cash flows for the nine months ended September 30, 2002 and 2001 are not necessarily indicative of the results that may be expected for the entire year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes thereto for the year ended December 31, 2001 included in the Company's Annual Report on Form 10-KSB for such yea



Note 2.       Principles of Consolidation

              The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 3.       Comprehensive Income

              Comprehensive income consists of net income and other gains and losses affecting stockholders' equity that, under accounting principles generally accepted in the United States of America, are excluded from net income. For the Group, the components of comprehensive income consist of net income and foreign currency translation gains and losses resulting from the translation of subsidiaries' financial statements denominated in currencies other than United States dollars into United States dollars.

              The components of total comprehensive income for the nine months and three months ended September 30, 2002 and 2001 are presented in the following table:

                                                     (Unaudited)                             (Unaudited)
                                              nine months ended September 30,        three months ended September 30,
                                              -------------------------------------- ---------------------------------------
                                                         2002                2001              2002                  2001
                                              -------------------  ----------------- -------------------   -----------------
                                                            $                   $                 $                     $

        Net income (loss)                             722,850             179,652           330,716               (27,424)
        Other comprehensive income (loss)
           Foreign currency
           translation adjustments                          -              (5,395)                -                    17
                                              -------------------  ----------------- -------------------   -----------------

        Comprehensive income (loss)                   722,850             174,257           330,716               (27,407)
                                              ===================  ================= ===================   =================

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 4.       Earnings Per Share


              The following is a reconciliation of the numerator and denominator of basic and diluted earnings per share


                                                           (unaudited)
                                                 Nine Months Ended September 30,
                            --------------------------------------------------------------------------
                                           2002                                   2001
                            ------------------------------------   -----------------------------------
                                                      Per-Share                              Per-Share
                                                        Amount                                Amount
                             Income    Shares                      Income       Shares
                             ------   ---------        ---------   -------      ------       ---------

                                  $                           $           $                         $

        Net Income (loss)   722,850                                 179,652
                            --------                               ---------


        Basic EPS
        Income (loss)
           available to
           common
           stockholders     722,850     21,240,636         0.03     179,652   20,808,998       0.01
                                                      ==========                             =======


        Effect of
           dilutive
           securities
        Stock options             -        124,231                      735      200,000
                            --------   ------------                ---------   ----------

        Diluted EPS
        Income (loss)
           available to
           common
           stockholders
           and assumed
           conversions      722,850     21,364,867         0.03     180,387   21,008,998        0.01
                            ========   ============   ==========   =========   ==========    =========

    Stock options were granted to purchase 200,000 shares of common stock at an exercise price of $0.098 on September 1, 2000. These options are still outstanding at the end of September 30, 2002 and will expire on August 31, 2005.

    During the period, stock grants to purchase an aggregate of 240,900 shares of common stock have been granted and exercised at an exercise price of $niL pursuant to the terms stipulated in the Company's 2000 Stock Plan (Note 5).


                                                (unaudited)
                                     Three Months Ended September 30,
                            ---------------------------------------------------------------------
                                       2002                                2001
                            --------------------------------   ----------------------------------

                                                     Per-Share                              Per-Share
                             Income    Shares         Amount      Income      Shares        Amount
                            --------   ------------  ----------   --------   ----------    ---------
                                   $                         $           $

        Net Income (loss)    330,716                               (27,424)
                            --------                               --------


        Basic EPS
        Income (loss)
           available to
           common
           stockholders     330,716    22,198,312       0.01       (27,424)   20,990,691     (0.01)
                                                      ==========                             ========


        Effect of
           dilutive
           securities
        Stock options             -       124,231                      245      200,000
                            --------   ------------                ---------   ----------


        Diluted EPS
        Income (loss)
           available to
           common
           stockholders
           and assumed
           conversions      330,716    22,322,543       0.01       (27,179)   21,190,691     (0.01)
                            ========   ===========   ==========   =========   ==========    =========


    Stock options were granted to purchase 200,000 shares of common stock at an exercise price of $0.098 on September 1, 2000. These options are still outstanding at the end of September 30, 2002 and will expire on August 31, 2005.

    During the period, stock grants to purchase an aggregate of 240,900 shares of common stock have been granted and exercised at an exercise price of $niL pursuant to the terms stipulated in the Company's 2000 Stock Plan (Note 5).

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5.       Common Stock

              As of December 31, 2000, the Company's authorized capital stock comprised of 100,000,000 shares of common stock, no par value and 10,000,000 shares of preferred stock, no par value. As of the same date, the Company's issued and outstanding capital stock comprised of 20,400,000 shares of common stock and no shares of preferred stock.

              During the period from February, 20, 2001 to March 31, 2001, an aggregate of 342,000 shares of common stock were issued at a price of $0.25 per share pursuant to a private placement. The proceeds from this issue, net of issuing expenses of $10,000, were credited to additional paid-in-capital.

              Subsequent to March 31, 2001, the private placement continued. Up to April 30, 2001, a further 191,300 shares of common stock were issued at a price of $0.25 per share.


              Details of the private placement are set forth in Pacific's Registration Statement on Form SB-2 (File No. 333-60432), as filed with the SEC on August 21, 2001. The aggregate number of 533,300 shares of common stock issued pursuant to the private placement have been registered for resale under a prospectus filed on August 21, 2001.


              On September 1, 2001 and November 14, 2001, an aggregate of 215,750 shares of common stock were issued pursuant to the Company's 2000 Stock Plan. These shares are valued at approximately $38,835.

              Pursuant to an agreement (the "Stock Purchase Agreement") dated December 4, 2001 entered into between Infinity Ventures Net, Inc. (the "Selling Shareholder") and the Company, 1,100,000 shares of common stock were issued to the Selling Shareholder at an initial purchase price of $0.0001 per share on December 19, 2001. These 1,100,000 shares were issued in a stock purchase transaction which was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 or Rule 505 or 506 promulgated thereunder.

              The Stock Purchase Agreement contained several rights and obligations between the parties which have the effect of changing the actual purchase price for the shares. These included a "Call Right" which allowed the Company to repurchase the shares unless the Selling Shareholder contributed additional capital to the Company, a "Release Right" which allowed the Selling Shareholder to cancel the Company's call right by contributing additional capital, and a "Put Right" which required the Company to repurchase a portion of the shares in certain circumstances.

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5        Common Stock (Continued)
              In conjunction with the Stock Purchase Agreement, pursuant to a registration statement filed with the SEC on December 31,2001, the Selling Shareholder intended to offer these 1,100,000 shares of common stock at market price. However, there was a dispute with the Selling Shareholder concerning the issue of whether the shares, with the understanding that they would be subject to the Company's call right, remained valid even though it was not possible to get the registration statement for the shares approved by the SEC. The SEC would not accept the structure of the transaction unless the Selling Shareholder was legally obligated to pay the additional consideration. The Selling Shareholder refused to agree to an unconditional obligation to pay for the shares so it was not possible to get the registration statement approved to the transaction. For this reason, a "Request for Withdrawal" for the private placement was filed on February 8, 2002. These 1,100,000 shares of common stock were then cancelled and the initial purchase price of $110 was returned to the Selling Shareholder.

              For accounting purposes, these 1,100,000 shares of common stock were excluded from the outstanding capital stock of the Company to reflect the substance of the whole transaction.

              On February 12, 2002 and March 9, 2002, an aggregate of 46,500 shares of common stock was issued pursuant to the Company's 2000 Stock Plan (note 4). These shares are valued at approximately $11,625. On April 14, 2002 and May 22, 2002, an aggregate of 179,000 shares of common stock was issued pursuant to the Company's 2000 Stock Plan (note 4). These shares are valued at approximately $42,100. On July 17, 2002, an aggregate of 15,400 shares of common stock was issued pursuant to the Company's 2000 Stock Plan (note 4). These shares are valued at approximately $3,850.

              The above-mentioned stock grants were made to (i) the Group's employees and their family members (50,900 shares of common stock in aggregate) as compensation for the employees' services; (ii) the Group's business partners (25,500 shares of common stock in aggregate) as incentive for their support to the Group's freight business; and (iii) professional lawyer and public relation consultant firms (164,500 shares of common stock in aggregate) as consideration for their respective services rendered to the Group.

              The Group recorded the aggregate value of the stock grants of $57,575 as compensation cost and expensed it during the period. This $57,575 represented the value of stock issued. The unit share price and thus the fair value of stock were determined by the management by reference to the average market price of the Company's common stock, having taken into account other factors affecting the market price such as the trading volume, daily turnover etc. less any stock issuing costs. In respect of the stock grants given to the professionals, the management believed that the value is comparable to the values of similar services offered by other services providers in the market.

              On May 21, 2002, the Company issued 1,700,000 shares of common stock to finance the partial consideration of the acquisition of the subsidiary. These shares are valued at approximately $1,360,000.


              As of September 30, 2002, the Company's issued and outstanding capital stock comprised of 22,089,950 shares of common stock, 1,000,000 treasury stock and no shares of preferred stock.



                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6.       Pledge of Assets

              The Group has restricted cash deposits of $2,529,618 to collateralize general banking facilities granted by bankers to the Group.

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7.       Segment Information

(a)      Business segments

                    The Group operates mainly in three business segments, being the provision of (i) air forwarding, (ii) sea forwarding and
                    (iii) land forwarding services. The accounting policies adopted by the Group for segment reporting are described in the summary of significant accounting policies in the Company's Form 10-K filed for the year ended December 31, 2001.

              (i) The following table summarized the Group's operations for the nine months ended September 30, 2002 and 2001 analyzed into air, sea and land forwarding services:


                                                      Air Forwarding                 Sea Forwarding
                                              -------------------------------  ----------------------------
                                                       2002             2001          2002            2001
                                              ---------------  --------------  ------------   -------------
                                                          $                $             $               $

                   Turnover                      20,322,755        5,924,828    10,711,276       2,728,836

                   Cost of forwarding           (16,924,214)      (4,639,668)   (9,026,363)     (2,141,185)

                   Depreciation and                 (40,105)         (29,742)      (10,055)        (21,562)
                     amortization

                   Interest expense                 (57,349)          (7,439)       (2,900)              -

                   Other segment expenses        (1,207,060)        (498,111)     (537,210)       (194,029)
                     attributable to segment

                   Taxation                        (274,137)         (42,255)     (131,599)        (19,462)
                                              ---------------   --------------  ------------   -------------

                   Segment income (loss)          1,819,890          707,613     1,003,149         352,598
                                              ===============   ==============  ============   =============
                   Net other unallocated
                     expenses



                   Net income


                   Goodwill                       2,880,654            4,988     1,518,272               -
                   Other assets                   9,114,810        4,547,238     2,929,782       1,644,324
                                              ---------------  --------------  ------------    ------------

                   Total assets                  11,995,464        4,552,226     4,448,054       1,644,324
                                              ===============  ==============  ============    ============


                                                    Land Forwarding                    Total
                                              ------------------------------   --------------------------
                                                    2002          2001          2002          2001
                                              ---------------  ------------   -------------- ------------
                                                           $             $                $            $

                   Turnover                            5,937        90,146       31,039,968    8,743,810

                   Cost of forwarding                (13,393)      (74,330)     (25,963,970)  (6,855,183)

                   Depreciation and                   (3,793)      (13,088)         (53,953)     (64,392)
                     amortization

                   Interest expense                     (771)            -          (61,020)      (7,439)

                   Other segment expenses            (13,057)      (53,797)      (1,757,327)    (745,937)
                     attributable to segment

                   Taxation                                -             -         (405,736)     (61,717)
                                                 ------------   -----------     ------------   ----------

                   Segment income (loss)             (25,077)      (51,069)       2,797,962    1,009,142
                                              ===============   ============    ============   ===========
                   Net other unallocated                                        (2,075,112)     (829,490)
                     expenses
                                                                                --------------------------


                   Net income                                                       722,850      179,652
                                                                                ============== ============

                   Goodwill                             842              -        4,399,768        4,988
                   Other assets                          17        135,120       12,044,609    6,326,682
                                               -------------    -----------     -----------   -----------

                   Total assets                         859        135,120       16,444,377    6,331,670
                                              ===============   ============    ===========    ==========

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7.       Segment Information (continue)

              (a) Business segments (continue)


                    (ii)  The following  table  summarized the selected  segment data for the three months ended September 30, 2002 and 2001 (unaudited):


                                                            Air Forwarding               Sea Forwarding
                                                     ---------------------------  --------------------------
                                                             2002           2001           2002        2001
                                                     -------------   -----------  ------------  ------------
                                                                $              $              $             $

                          Turnover                     10,801,738      2,313,179      6,529,066     1,178,298

                          Cost of forwarding           (9,085,267)    (1,918,357)    (5,634,231)     (952,144)

                          Depreciation                    (13,213)       (11,513)        (4,069)       (5,116)

                          Interest expense                (21,817)        (1,890)        (1,530)            -

                          Other segment expenses         (602,773)      (196,165)      (286,138)      (74,599)
                            attributable to segment

                          Taxation                       (197,522)       (14,094)       (87,717)       (7,180)
                                                     -------------   -----------     ----------    ----------

                          Segment income (loss)           881,146        171,160        515,381       139,259
                                                     =============   ===========     ==========    ==========
                          Net other unallocated
                            expenses



                          Net income


                          Goodwill                      2,880,654          4,988      1,518,272             -
                          Other assets                  9,114,810      4,547,238      2,929,782     1,644,324
                                                     -------------   -----------    -----------    ----------

                          Total assets                 11,995,464      4,552,226      4,448,054     1,644,324
                                                      ============   ===========    ===========    ==========



                                                           Land Forwarding                   Total
                                                     -------------------------    -------------------------
                                                        2002         2001
                                                     ---------- --------------    ------------ ------------
                                                             $             $                $            $

                          Turnover                           -        31,590       17,330,804    3,523,067

                          Cost of forwarding                 -       (30,971)     (14,719,498)  (2,901,472)

                          Depreciation                       -        (3,793)         (17,282)     (20,422)

                          Interest expense                   -             -          (23,347)      (1,890)

                          Other segment expenses             -       (12,976)        (888,911)    (283,740)
                            attributable to segment

                          Taxation                           -             -         (285,239)     (21,274)
                                                      ---------- --------------    ----------- ------------

                          Segment income (loss)              -       (16,150)       1,396,527      294,269
                                                      ==========    ==========      =========  =============
                          Net other unallocated                                    (1,065,811)    (321,693)
                            expenses

                                                                                    ---------- ------------

                          Net income                                                  330,716      (27,424)
                                                                                    ========== ============

                          Goodwill                         842             -        4,399,768        4,988
                          Other assets                      17       135,120       12,044,609    6,326,682
                                                       -----------   ----------    ----------    ---------

                          Total assets                      85       135,120       16,444,377    6,331,670
                                                       ===========   ==========    ==========    ==========

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7.       Segment Information (continue)


              (b)   Details of individual customers accounting for more than 5% of the Group's sales are as  follows:

                                                       Nine months ended                      Three months ended
                                                         September 30,                           September 30,
                                              ------------------------------------    ------------------------------------
                                                        2002                2001                2002                 2001
                                              ----------------     ---------------    ---------------     ----------------

                   Major customer                           %                  %                   %                   %

                   A                                        -                  7                   -                   5
                   B                                       14                  -                  17                   -
                   C                                        -                  -                   5                   -
                   D                                        -                  -                   6                   -
                                                      ================     ===============    ===============     ================

              (c)   Geographical segments

                    The table below summarized the Group's turnover for the nine months and three months ended September 30, 2002 and 2001 analyzed into geographical locations:

                                                          (unaudited)
                                                       (unaudited) Nine months
                                                       ended Three months ended
                                                         September 30,                           September 30,
                                              ------------------------------------    ------------------------------------
                                                        2002                2001                2002                 2001
                                              ----------------     ---------------    ---------------     ----------------
                                                           $                   $                   $                    $

                   Turnover

                   * IATA Area 1                    7,415,113          3,537,447            2,632,916           1,308,820
                   * IATA Area 2                    2,772,636             45,832            1,492,817              25,562
                   * IATA Area 3                   20,852,219          5,160,531           13,205,071           2,188,685
                                              ----------------     ---------------    ---------------     ----------------
                   TOTAL                           31,039,968          8,743,810           17,330,804           3,523,067
                                              ================     ===============    ===============     ================


                                         (unaudited)                                         (unaudited)
                                   As of September 30, 2002                           As of September 30, 2001
                       ------------------------------------------------    -----------------------------------------------
                                              Other                                            Other
                                              assets                                           assets
                           Trade            (including                     Trade              (including
                        receivables         goodwill)      Total Assets    receivables        goodwill)        Total Assets
                       ------------- -- -------------- -- ------------- -- ------------ --- -------------- -- -------------
                                  $                 $                 $              $                  $               $

Assets
*IATA Area 1              5,079,368         4,868,547         9,947,915      1,679,807                  -       1,679,807
*IATA Area 2                 99,151                 -            99,151         18,904                  -          18,904
*IATA Area 3              1,233,059         5,164,252         6,397,311      1,127,870          3,505,089       4,632,959
                       -------------    --------------    -------------    ------------     --------------    ------------

TOTAL                     6,411,578        10,032,799        16,444,377      2,826,581          3,505,089       6,331,670
                       =============    ==============    =============    ============     ==============    ============


                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7.       Segment Information (continue)

o IATA Area 1 comprises all of the North and South American Continent and the adjacent islands, Greenland, Bermuda, the West Indies and the islands of the Caribbean Sea, the Hawaiian Islands (including Midway and Palamyra).

o IATA Area 2 comprises all of Europe (including the European part of the Russian Federation) and the adjacent islands, Iceland, the Azores, all of Africa and the adjacent islands, Ascension Island, that part of Asia lying west of and including Iran (Islamic Rep.
             6f).

o IATA Area 3 comprises all of Asia and the adjacent islands, except that portion included in IATA Area 2, all of the East Indies, Australia, New Zealand and the adjacent islands, the islands of the Pacific Ocean, except those included in IATA Area 1.

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8.       Related Party Transactions

              During the nine months and three months ended September 30, 2002 and 2001, the Group had the following balances and transactions with related parties:

                                                            (unaudited)                       (unaudited)
                                                          Nine months ended               Thiree months ended
                                                             September 30,                     September 30,
                                                         --------------------             ---------------------
                                                         2002             2001              2002           2001
                                                        -----------  -----------       -------------   ----------
                                                         $           $                 $               $
             Acquisition of a subsidiary from
             a director:
             -total consideration                        (1,430,000)         -                  -             -
             -consideration payable                        (600,000)         -           (600,000)            -
            Proceeds from disposal of a
             subsidiary to a company

             controlled by a director of

             the Company
            Loan to a company controlled by                      (-)     (350,000)             (-)           (-)

             a director of the Company                     (103,846)     (115,385)       (103,846)            -



           Payment of freight cost to
            companies controlled by certain

             directors of the Company                       (71,014)      (53,432)        (39,712)        (16,716)


           Received freight income from
             companies controlled by certain

             directors of the Company                        1,934        109,078               -           5,947


           Received interest income from a                   5,192          4,777           1,731           1,731
            company controlled by certain
             directors of the Company

                                                            ========       ======          =========      =======


(a) As of December 31, 2001 and September 30, 2002, certain of the Company's directors have beneficial interests in the Company and all the aforementioned related parties.


(b) Loan to a related company amounting to $103,846 as of September 30, 2002 is unsecured, bears interest at 6% p.a. and has no fixed repayment terms.

(c) As of September 30, 2002, the balance due to a director from the Group amounting to $299,008 is unsecured, interest-free and has no fixed repayment terms. The consideration payable to another director on acquisition of a subsidiary, after netting off a loan receivable of $72,776 due from him to that subsidiary, is $527,224, which is unsecured, interest-free and repayable in 4 quarterly installments pursuant to the stock purchase agreement.

(d) As of September 30, 2002, general banking and loan facilities granted by various bankers to the Group were collateralized by directors' personal guarantees.

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9.       Disposal of a subsidiary

              On April 2, 2002, the Group sold all of the issued and outstanding shares of stock of its wholly owned subsidiary, Sparkle Shipping, Godown, Wharf & Transp. Co. Limited to an unaffiliated party at a consideration of $589,744.

              After received $58,974, 10% of total purchase price, the remaining purchase price is paid in two ways: (1) $265,385 is paid in four quarterly installments of $66,346 commencing from July 1, 2002 and
              (2) $265,385 will be payable by two equal installments within last two quarters of 2003.


              Sparkle was principally engaged in business activities of feeder voyages and trucking operations along Jujiang Delta Area of Mainland China. In the Summer of 2002 Sparkle was affected by business environmental changes in the business environment in this region and was forced to purchase its own feeders and trucks in order to continue its operation. As the Group acts as a Non-Asset Based freight-forwarding provider, Sparkle was disposed of in order to be consistent with the Group's strategic plan.


              In connection with this transaction, the Group recognized a gain of $11,390.

                                                      $
             Net assets disposed:
                   Property, plant and equipment          24,667
                   Trade and other receivables           495,650
                   Due from director                     299,869
                   Deferred taxes                         10,202
                   Cash at banks                          95,596
                   Trade and other payables             (230,511)
                   Due to fellow subsidiaries           (117,119)
                                                     --------------
                                                         578,354
             Selling prices                              589,744
                                                    ----------------

              Gain on disposal                            11,390
                                                    ================

                                                    $

             Cash proceeds                              589,744
             Cash and cash equivalents disposed of      (95,596)
                                                    ----------------

             Net inflow of cash and cash equivalents in respect of the disposal of subsidiary
                                                        494,148
                                                     =================

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 10.   Acquisition of a subsidiary
           On April 30, 2002, the Group completed the acquisition of the 81% controlling interest in Airgate International Corporation. ('Airgate'), a privately held company that provides New York based logistics and freight forwarding services. The primary reasons for the acquisition include gaining a strategic location in the States and to obtain the benefits of synergies.

           The total acquisition cost was approximately $2,960,000, including the payment of $1,500,000, of which $300,000 was paid in cash and $1,200,000 was financed, the approximately $100,000 of transaction costs, and the issuance of 1.7 million shares of common stock with fair valued at $1,360,000 which was determined by the average market price traded in the period from April 23 and May 7, 2002 (five working days before and after the date of acquisition) after considering possible effects of price fluctuation and quantities. This consideration was determined solely through negotiations among the parties. Having taken into consideration the historical performance and the earning potential of Airgate, the Group believed that the purchase price best reflected the fair value of Airgate at the date of acquisition. The transaction was recorded using the purchase method of accounting. The results of operations for Airgate are included in the consolidated financial statement since the date of acquisition. Assets and liabilities were recorded based on fair value. Goodwill represents the excess of acquisition cost over the current fair value of identifiable Airgate assets at the time of purchase. The following tables disclose the amount assigned to each major asset and liability caption of the acquired entity at the acquisition date and the calculation of goodwill:


                                             Airgate International Corporation
                                            Condensed Consolidated Balance Sheet



           ASSETS                                                         (Unaudited April 30, 2002)
                                                                                             $
           Trade receivable                                                             2,153,751
           Deposits, prepayment and other debtors                                          34,951
           Due from a directors                                                           164,440
           Deferred taxes                                                                 572,000

                                                                                        ---------
           Total current assets                                                         2,925,142
                                                                                        ----------
           Property, plant and equipments, net                                             86,945
                                                                                        ----------
           Total assets                                                                 3,012,087
                                                                                        ==========


                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 10.          Acquisition of a subsidiary (Continued)

                        Airgate International Corporation
                Condensed Consolidated Balance Sheet (Continued)


             LIABILITIES AND STOCKHOLDERS' EQUITY                          (Unaudited April 30, 2002)
             Current liabilities                                                           $
             Bank overdraft                                                              13,618
             Trade payables                                                           4,049,528
             Accrued charges and other creditors                                        233,008
             Note payable                                                               155,701
                                                                                -----------------
             Total liabilities                                                        4,451,855
                                                                                -----------------

             Stockholders' equity
             Common stock with no par value                                              20,000
             Additional paid-in capital                                                 116,200
             Retained earnings                                                      (1,575,968)
                                                                                -----------------
             Total stockholders' equity                                             (1,439,768)
                                                                                ------------------

             Total liabilities and stockholders' equity                               3,012,087
                                                                                =================

             Calculation of Goodwill:
                                                                                         $
             Total acquisition cost                                                    2,960,000
                                                                                ------------------
                                                                                ------------------
             Less:
                   Tangible assets acquired:
                   Net current liabilities                                           (2,098,712)
                   Property and equipment                                                 86,944
                   Deferred taxes                                                        572,000
                                                                                -------------------
                                                                                     (1,439,768)
                                                                                ---------------------
             Goodwill                                                                  4,399,768

                                                                                ======================

                                PACIFIC CMA, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



Note 11.      Non-cash transactions

              As of September 30, 2002, the sale proceeds for the disposal of Sparkle (refer to note 9) amounted to $464,424 was not yet due and was recorded as other debtors.


              As of September 30, 2002, the balance consideration for the acquisition of 81% controlling interest in Airgate (refer to note
              10) amounted to $2,660,000 was recorded as due to a director of $600,000, as debt maturing within one year of $450,000, as debt maturing over 1 year of $150,000, as accrued charges of $100,000. The remaining $1,360,000 was paid up through the issuance of 1.7 million shares of common stock.



Note 12.      Banking facilities


              As of September 30, 2002, to finance its working capital the Group's available banking facilities were approximately $5,500,000 mainly obtained from creditworthy commercial banks in Hong Kong. As of that date, the amount of banking facilities utilized was $2,900,000, it mainly comprised of about $973,000 of overdraft and about $1,535,000 of invoice trust receipt which was included in trade payables.

                                                       PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Twelfth, Section 3 of the First Amended and Restated Articles of Incorporation of Pacific CMA, included herewith as Exhibit 3.1, provides for the indemnification of Pacific CMA 's officers and directors to the full extent permitted by Colorado law.

The officers and directors are indemnified under various provisions of the Colorado Business Corporation Act, which provide for the indemnification of officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith and in the best interests of Pacific CMA With respect to matters as to which Pacific CMA's officers and directors and others are determined to be liable for misconduct or negligence, including gross negligence, in the performance of their duties to Pacific CMA, Colorado law provides for indemnification only to the extent that the court in which the action or suit is brought determines that such person is fairly and reasonably entitled to indemnification for which the court deems proper.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling Pacific CMA pursuant to the foregoing, Pacific CMA has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

In accordance with the laws of the State of Colorado, Pacific CMA's Bylaws authorize indemnification of a director, officer, employee or agent of Pacific CMA for expenses incurred in connection with any action, suit, or proceeding to which he or the is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his or her duty. In addition, even a director officer, employee, or agent of Pacific CMA who was found liable for misconduct or negligence in the performance of his or her duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers, or persons controlling the issuing company in accordance with the foregoing provisions, Pacific CMA has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.



              SEC Filing Fee                                        $276
              Legal Fees                                         $60,000
              NASD Filing Fees                                      $800
              Blue Sky Filing Fees and Expenses                  $15,000
              Accounting Fees and Expenses                       $10,000
              Printing, Postage, Misc.                            $5,000
                                                                 --------



              TOTAL                                               $91,076
                                                                 =========




Item 26. Recent Sales of Unregistered Securities.



Name                                          Date of Sale          Shares       Purchase Price   Aggregate Purchase
                                                                                      Per Share                Price

Alfred Lam                                         8/28/00       8,000,000    See note (1) below    See note (1)_ below -
Michael T. Williams                                3/31/01          25,000         For services                    -
George Moseman                                     3/31/01          15,000         For services                    -
Stuart Douglas Smith                               2/20/01           5,000                $0.25               $1,250
James Weingartner                                  3/01/01           5,000                $0.25               $1,250
John Massie                                        3/01/01           5,000                $0.25               $1,250
Reine Marulli di Barletta                          3/01/01           5,000                $0.25               $1,250
Madam Au Sui Hing                                  3/01/01           5,000                $0.25               $1,250
Chan Chiu Yin                                      3/01/01           5,000                $0.25               $1,250
Chan Yeuk Shing                                    3/01/01           5,000                $0.25               $1,250
Cheng Kit Mei                                      3/01/01           5,000                $0.25               $1,250
Choi King Hung                                     3/01/01           5,000                $0.25               $1,250
Ho Sum Kui                                         3/01/01           5,000                $0.25               $1,250
Johnny Chan                                        3/01/01           5,000                $0.25               $1,250
Lam Chin Fung                                      3/01/01           5,000                $0.25               $1,250
Lam Shun Heung                                     3/01/01           5,000                $0.25               $1,250
Lam Kin Man                                        3/01/01           5,000                $0.25               $1,250
Lam Sung Ko                                        3/01/01           5,000                $0.25               $1,250
Lee Hung Ching                                     3/01/01           5,000                $0.25               $1,250
Lee Ki Yee                                         3/01/01           5,000                $0.25               $1,250
Leung Hoi Man                                      3/01/01           5,000                $0.25               $1,250
Tsang Hing Nam                                     3/01/01           5,000                $0.25               $1,250
Yau Cheuk Lun                                      3/01/01           5,000                $0.25               $1,250
Yau Siu Fung                                       3/01/01           5,000                $0.25               $1,250
Kathleen A. Adams                                  4/17/01           5,000                $0.25               $1,250
Jean Marie Almao                                   4/17/01           5,000                $0.25               $1,250
Kevin Ashby, M.D.                                  4/27/01           5,000                $0.25               $1,250
Correy Baker                                       4/17/01           4,000                $0.25               $1,000
Patrick Baker                                      4/17/01           5,000                $0.25               $1,250
Randall Baker                                      4/17/01           2,800                $0.25                $ 700
George E. Brown                                    4/17/01           5,000                $0.25               $1,250
Business Equity Services, Inc.                     4/17/01           5,000                $0.25               $1,250
Business O.C. Com, Inc.                            4/17/01           5,000                $0.25               $1,250
Jack Carr                                          4/17/01           5,000                $0.25               $1,250
Steve Corbin                                       4/17/01           5,000                $0.25               $1,250


Lori X. Hammarlund                                 4/27/01           5,000                $0.25               $1,250
Edward M. Helzerman                                4/30/01           2,500                $0.25                 $625
Sharon M. Helzerman                                4/30/01           2,500                $0.25                 $625
Debbie A. Kozlowski                                4/17/01           5,000                $0.25               $1,250
M/M Robert Lombard                                 4/17/01           5,000                $0.25               $1,250
Debra Micklis                                      3/08/01           5,000                $0.25               $1,250
Daniel Micklis                                     3/08/01           5,000                $0.25               $1,250
Freddie and Sylvia Parish                          4/27/01           1,000                $0.25                 $250
Harry William Pflueger                             4/27/01           5,000                $0.25               $1,250
Ralph Rosenberg                                    4/17/01           5,000                $0.25               $1,250
James H. Russell                                   4/17/01           5,000                $0.25               $1,250
Mark C. Russell                                    4/17/01           5,000                $0.25               $1,250
Patrick Sheedy                                     4/27/01           5,000                $0.25               $1,250
Robert Sheedy                                      4/30/01           5,000                $0.25               $1,250
Carl Van Skyke                                     4/30/01           2,500                $0.25                 $625
Brad Smith                                         4/17/01           1,000                $0.25                 $250
Adam Login                                         3/08/01           3,000                $0.25                $ 750
Ellen Farber                                        4/5/02           5,000                $0.25               $1,250
Geraldine Turner                                    3/6/01           5,000                $0.25               $1,250
Hannah Saunders                                    4/27/01           5,000                $0.25               $1,250
Gil Chrisikos                                      2/27/01           5,000                $0.25               $1,250
Nancy Decker                                       3/07/01           5,000                $0.25               $1,250
Kyriakos Konstantakis                              3/06/01           5,000                $0.25               $1,250
Lawrence Coleman                                   2/27/01           5,000                $0.25               $1,250
Andrew Goodman                                     3/05/01           5,000                $0.25               $1,250
Barry Kantrowitz                                   3/05/01           5,000                $0.25               $1,250
Sanford & Elyse Login                              3/01/01           5,000                $0.25               $1,250
Felice & Joel Brenner                              4/03/01           5,000                $0.25               $1,250
Michael & Donna Brown                              3/06/01           5,000                $0.25               $1,250
Giuseppina Cavallo                                 3/15/01           5,000                $0.25               $1,250
Arnold Conrad                                      3/11/01           5,000                $0.25               $1,250
Alfredo D'Antonio                                  4/03/01           5,000                $0.25               $1,250
Denise M. D'Antonio                                4/03/01           5,000                $0.25               $1,250
Steven D'Antonio                                   4/03/01           5,000                $0.25               $1,250



Tonino Dantonio                                    4/03/01           5,000                $0.25               $1,250
Taso Denis                                         3/08/01           5,000                $0.25               $1,250
Edward Dennehy                                     4/03/01           5,000                $0.25               $1,250
Howard Dickson                                     3/08/01           5,000                $0.25               $1,250
Donna Farber                                       3/08/01           5,000                $0.25               $1,250
Santo Favano                                       4/03/01           5,000                $0.25               $1,250
Joseph S. Fusco                                    3/13/01           5,000                $0.25               $1,250
Barry & Michelle Gaynor                            4/06/01           5,000                $0.25               $1,250
Michael & Robin Glassberg                          4/06/01           5,000                $0.25               $1,250
Arlene Goodman                                     3/06/01           5,000                $0.25               $1,250
Joan and Robert Johnsen                            3/13/01           5,000                $0.25               $1,250
Dave & Ellen Katzen                                3/07/01           5,000                $0.25               $1,250
Ronald & Cynthia Keats                             4/09/01           5,000                $0.25               $1,250
Michael and Rita Lee                               3/08/01           4,000                $0.25               $1,000
Marilyn Levine                                     3/08/01           5,000                $0.25               $1,250
Ahmet & Edina Kurmemaj                             3/08/01           5,000                $0.25               $1,250
Melissa & Gianmarco Lullo                          3/08/01           5,000                $0.25               $1,250
Nina Marazzo                                       3/09/01           5,000                $0.25               $1,250
Steven & Jodie Menchel                             3/07/01           5,000                $0.25               $1,250
Starr & Stanley Mendelblatt                        3/08/01           5,000                $0.25               $1,250
Jonthan T. Miller                                  3/12/01           5,000                $0.25               $1,250
Peter & Randi Million                              3/08/01           5,000                $0.25               $1,250
Linda Murphy                                       3/08/01           5,000                $0.25               $1,250
Carol Palmeri                                      3/07/01           5,000                $0.25               $1,250
Shari & Scott Saunders                             3/08/01           5,000                $0.25               $1,250
Elisa  R. Schindler                                3/19/01           5,000                $0.25               $1,250
Gary Stein                                         3/08/01           5,000                $0.25               $1,250
Frank / Irene Testa                                3/08/01           5,000                $0.25               $1,250
Paul Woldar                                        3/11/01           5,000                $0.25               $1,250
James Ming Yeung                                   3/19/01           5,000                $0.25               $1,250
Frank Zambuto                                      3/08/01           5,000                $0.25               $1,250
Irina Zolina-Korzhenevich                          4/03/01           5,000                $0.25               $1,250
Lori Sosna                                         4/27/01           5,000                $0.25               $1,250
Milton Sussman                                     4/27/01           5,000                $0.25               $1,250


Willam and Robyn Weiss                             4/27/01           5,000                $0.25               $1,250
Mark Taylor                                        3/08/01           5,000                $0.25               $1,250
Charles McCallion                                  4/17/01           5,000                $0.25               $1,250

Note
(1) See note 1 of Pacific CMA, Inc.'s consolidated financial statements for the year ended December 31, 2001, for information regarding the issuance of shares to Mr Alfred Lam

(2) Except as otherwise provided on note 1, all but 40,000 shares issued for services were sold for $.25 per share by officers and directors for no consideration in an offering under Regulation S and/or Rule 506/ Section 4(2) of the 1933 Act.

On April 30, 2002, Pacific issued an aggregate of 1.7 million shares of its common stock to two people, in connection with Pacific's acquisition of 81% of the capital stock of an entity owned by such persons. Such transaction was exempt from the registration requirements of the Act pursuant to Section 4(2) thereunder.


Item 27. Exhibits.

Exhibit No. Document

3.1 Articles of Incorporation, .Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 14, 1999)

3.2. Amendment to Articles of Incorporation.

4.1 Specimen Common Stock Certificate (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 14, 1999).

4.2 Form of Escrow Agreement between Pacific CMA, Inc., Corporate Stock Transfer, Inc. and Key Bank National Association.

4.3 Form of Subscription Agreement.

5.1 Form of opinion of Robinson Brog Leinwand Greene Genovese & Gluck, P.C. (including consent).

10.1 Stock Purchase Agreement dated April 30, 2002, by and among Pacific CMA International, LLC, Pacific CMA, Inc., Airgate International Corp, Thomas Zambuto and Scott Turner (incorporated by reference to the corresponding exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.2 Promissory Note dated April 30, 2002, in favor of Scott Turner (incorporated by reference to the corresponding exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.3 Promissory Note dated April 30, 2002, in favor of Thomas Zambuto (incorporated by reference to the corresponding exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.4 Pledge Agreement dated April 30, 2002, between Scott Turner as Pledgee, Pacific CMA International, LLC, as Pledgor, and Robinson Brog Leinwand Greene Genovese & Gluck, P.C. as Pledge Holder (incorporated by reference to corresponding exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.5 Pledge Agreement dated April 30, 2002, between Thomas Zambuto as Pledgee, Pacific CMA International, LLC, as Pledgor, and Robinson Brog Leinwand Greene Genovese & Gluck, P.C. as Pledge Holder (incorporated by reference to the corresponding exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.6 Guaranty by Pacific CMA, Inc., in favor of Scott Turner, dated April 30, 2002 (incorporated by reference to corresponding exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.7 Guaranty by Pacific CMA, Inc., in favor of Thomas Zambuto, dated April 30, 2002 (incorporated by reference to corresponding exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.8 Escrow Agreement dated April 30, 2002, between Thomas Zambuto and Scott Turner as Seller, Pacific CMA International, LLC, as Purchaser, and Robinson Brog Leinwand Greene Genovese & Gluck, P.C. as Escrow Agent (incorporated by reference to corresponding exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

10.9 Employment Agreement of Scott Turner, dated April 30, 2002 (incorporated by reference to corresponding exhibit filed with the SEC on or about May 14, 2002 on Form 8-K).

21.1 Subsidiaries of the Registrant

23.1 Consent of Moores Rowland, P.A.

23.2 Form of Consent of Robinson Brog Leinwand Greene Genovese & Gluck, P.C. (filed as part of exhibit 5.1)


ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. iii.Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5. Supply by means of a post-effective amendment all information concerning a transaction, and we being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on January 8, 2003.


                                       8

                                PACIFIC CMA, INC.



By: /s/Alfred Lam
       ----------
       Alfred Lam,

                       Chairman of the Board of Directors

                       POWERS OF ATTORNEY AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of Pacific CMA, Inc. hereby constitutes and appoints Henrik M. Christensen and Alfred Lam and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in- fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable Pacific CMA, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                                TITLE                                     DATE


/s/ Alfred Lam                           Chairman of the Board of Directors        January 8 2003
    ----------                           (Principal Executive officer)
    Alfred Lam

/s/ Daisy Law                            Chief Accountant                          January 8 2003


    ---------                            (Principal Financial and Accounting
    Daisy Law                            Officer)


/s/ Scott Turner                         Director                                  January 8 2003


    ------------
    Scott Turner


/s/ Henrik M. Christensen                Director                                 January 8 2003


    ---------------------
    Henrick M. Christensen


/s/ Louisa Chan                          Director                                 January 8 2003


    -----------
    Louisa Chan


/s/ Kaze Chan                            Director                                 January 8 2003


    ---------
    Kaze Chan


                                  End of Filing